      As filed with the Securities and Exchange Commission on June 18, 1997

                                                    Registration No. 333-_____
--------------------------------------------------------------------------------


                       U.S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                               ------------------------


                                      FORM SB-2
                                REGISTRATION STATEMENT
                           under the Securities Act of 1933
                               ------------------------


                             CORTEX PHARMACEUTICALS, INC.
                    (Name of small business issuer in its charter)

      DELAWARE                      2834                 33-0303583
(State or jurisdiction       (Primary Standard         (I.R.S. Employer
  of incorporation or   Industrial Classification     Identification No.)
    organization)                Code Number)

                   15241 Barranca Parkway, Irvine, California 92618
                                    (714) 727-3157
             (Address and telephone number of principal executive offices and principal place of business)

           Vincent F. Simmon, Ph.D., President and Chief Executive Officer
                   15241 Barranca Parkway, Irvine, California 92618
                                    (714) 727-3157
              (Name, address and telephone number of agent for service)

                                      Copies to:

                                 Nick E. Yocca, Esq.
                                Lawrence B. Cohn, Esq.
                          Stradling, Yocca, Carlson & Rauth
                         660 Newport Center Drive, Suite 1600
                           Newport Beach, California 92660
                                    (714) 725-4000
                           -------------------------------

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering:       .
                                            -------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same
offering:      .
         -----

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box:      .
                              ------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box:   X   .
                             -------

                           CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                       PROPOSED MAXIMUM         PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF                 AMOUNT TO BE          AGGREGATE OFFERING   AGGREGATE OFFERING      AMOUNT OF
SECURITIES TO BE REGISTERED               REGISTERED                PRICE(1)             PRICE           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001
    per share                          4,600,537 shares        $2.937               $13,511,777          $4,095
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------


(1) The offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), using the average of the high and low bid price for the Common Stock as reported on the Nasdaq Small-Cap Market on June 16, 1997, which was $2.937 per share.
* Previously paid.

                              -------------------------
    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

[LOGO]                            CORTEX PHARMACEUTICALS, INC.


                                            4,600,537 Shares of Common Stock
                                               (Par Value $0.001 Per Share)


This Prospectus relates to the sale of up to 4,600,537 shares (the "Shares") of the common stock, par value $0.001 per share (the "Common Stock"), of Cortex Pharmaceuticals, Inc. ("Cortex" or the "Company") by certain stockholders of the Company (the "Selling Stockholders"). The Shares include 1,191,291 shares of Common Stock issuable upon exercise of warrants (the "Warrant Shares") and up to 3,409,246 shares of Common Stock that may be issuable upon conversion of Series A Preferred Stock (including up to 1,704,623 shares of Common Stock that may be issued upon exercise of purchase rights triggered by conversion of Series A Preferred Stock). The Selling Stockholders may sell the Shares from time to time in transactions in the over-the-counter market, in negotiated transactions, by writing options on the Shares or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of the sale, at prices related to such market prices or at negotiated prices. The Selling Stockholders may effect these transactions by selling the Shares to or through broker-dealers, who may receive compensation in the form of discounts or commissions from the Selling Stockholders or from the purchasers of the Shares for whom the broker-dealers may act as an agent or to whom they may sell as a principal, or both. The Selling Stockholders and such brokers-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in connection with such sales. See "Selling Stockholders" and "Plan of Distribution."

The Company will not receive any part of the proceeds from the sale of the Shares. The Company has agreed to bear all of the expenses in connection with the registration and sale of the Shares (other than underwriting discounts and selling commissions and the fees and expenses of counsel or other advisors to the Selling Stockholders).

The Common Stock of the Company trades on the Nasdaq Small-Cap Market under the symbol CORX. On June 16, 1997, the high and low sale prices of a share of Common Stock of the Company, as reported by Nasdaq, were $3.125 and $2.875, respectively. See "Price Range of Common Stock."

SEE "RISK FACTORS" BEGINNING AT PAGE 5 OF THIS PROSPECTUS FOR A DISCUSSION OF
        CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF
                           THE COMMON STOCK OFFERED HEREBY.

                              -------------------------

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  THE DATE OF THIS PROSPECTUS IS ________ __, 1997.

                                 AVAILABLE INFORMATION


The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Reports and other information on the Company may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission.

This Prospectus constitutes part of a Registration Statement (the "Registration Statement") on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. For further information about the Company and the securities offered hereby, reference is made to the Registration Statement and to the financial statements and exhibits filed as a part thereof. The statements contained in this Prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including exhibits thereto, may be inspected without charge at the public reference facilities maintained by the Commission as provided in the preceding paragraph, and copies of all or any part thereof may be obtained from the Commission's Public Reference Section at prescribed rates.

                                  PROSPECTUS SUMMARY

THE FOLLOWING IS A SUMMARY QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. ALL SHARE AND PER SHARE DATA HAVE BEEN RESTATED TO REFLECT A ONE-FOR-FIVE REVERSE STOCK SPLIT THAT WAS EFFECTED JANUARY 11, 1995. AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS."

This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors created thereby. The forward looking statements are based on current expectations that involve a number of risks and uncertainties. These forward-looking statements are based on assumptions that the Company will be able to obtain sufficient financing to continue operations, that the Company's technology will continue to be developed and will not be replaced by new technology, that the Company will retain key technical and management personnel, and that there will be no material adverse change in the Company's operations or business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future technology, economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. In addition, the business and operations of the Company are subject to substantial risks that increase the uncertainty inherent in such forward-looking statements. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation of the Company or any other person that the objectives or plans of the Company will be achieved. The following summary is qualified in its entirety by the more detailed information and the Financial Statements and the Notes thereto appearing elsewhere in this Prospectus.

THE COMPANY

Cortex Pharmaceuticals, Inc. ("Cortex" or the "Company") is a development stage enterprise that was organized in 1987 to engage in the discovery, development and commercialization of innovative pharmaceuticals for the treatment of neurodegenerative diseases and other neurological and psychiatric disorders. The primary product development effort at Cortex is centered on the AMPA receptor, a complex of proteins that is involved in most "excitatory" communication between nerve cells in the human brain. Cortex is developing a family of chemical compounds, known as AMPAKINEs-TM-, to enhance the activity of this receptor. Cortex believes that AMPAKINEs hold promise for correcting deficits brought on by a variety of diseases and disorders that are known, or thought, to involve depressed functioning of pathways in the brain that use glutamate as a neurotransmitter. In October 1994, the Company initiated human safety studies with CX516 (AMPALEX-TM-) for the potential treatment of deficits of memory and cognition due to Alzheimer's disease. To date, these studies have been primarily directed toward establishing the safety and tolerability of CX516. Cortex is also investigating the potential utility of its AMPAKINEs in the treatment of schizophrenia. The Company's primary research focus is on the AMPA receptor program but, with the reacquisition of rights to calpain inhibitor compounds from Alkermes in October 1995, a research effort in this area has been reinstituted.

Cortex believes that its competitive advantage is the quality of its science and technology, and that it can compete effectively with larger, more established, better capitalized entities in the area of discovery of innovative pharmaceuticals. The Company does not, however, have the resources or expertise for later-stage clinical development, manufacturing and worldwide marketing. The Company's commercial development plans therefore involve partnering with larger pharmaceutical companies for Phase II and later clinical testing, manufacturing and global marketing of its proposed products, while attempting to retain the right to eventually co-promote in the United States. If the Company is successful in the pursuit of this business strategy, it is intended that it will be in a position to cover its costs over the next few years, to maintain its focus on the research and early development of innovative pharmaceuticals, and to eventually participate more fully in the commercial development of its proposed products in the United States. Cortex is actively seeking collaborative or licensing arrangements with larger pharmaceutical companies that will permit its product candidates to be advanced into the later stages of clinical development and that will provide access to the clinical trials management, manufacturing and marketing expertise of such companies. There can be no assurance, however, that the Company will secure such arrangements on favorable terms, or at all, or that its products will be successfully developed, approved for marketing by government regulatory agencies, or accepted by patients, health care providers and insurers.

Cortex was incorporated in Delaware on February 10, 1987. The Company's offices and laboratories are located at 15241 Barranca Parkway, Irvine, California, 92618, and its telephone number is (714) 727-3157.

AMPALEX-TM- and AMPAKINE-TM- are trademarks of Cortex Pharmaceuticals, Inc. This Prospectus also includes registered trademarks of other companies.

RISK FACTORS

An investment in the Shares offered hereby involves a high degree of risk. See "Risk Factors."

SELECTED FINANCIAL INFORMATION

The selected financial information set forth below is derived from and should be read in conjunction with the more detailed financial statements (including the notes thereto) appearing elsewhere in this Prospectus.


     STATEMENTS OF OOPERATIONS DATA:

                                                      (Unaudited)
                            (Unaudited)               Period from                                  Period from
                         Nine months ended              inception                                    Inception
                             March 31,              (February 10,     Years ended June 30,       (February 10,
                                                    1987) through                                1987) through
                    ------------------------            March 31, ---------------------------         June 30,
                         1997           1996                 1997         1996          1995              1996
                    ------------------------------------------------------------------------------------------
Total revenues   $          -   $          -       $    3,694,717 $          -  $          -    $    3,694,717
Total operating
 expenses           3,760,324      3,286,257           34,007,972    4,321,309     7,031,842        30,247,648
                 ------------   ------------       -------------- ------------  ------------    --------------
Loss from
 operations        (3,760,324)    (3,286,257)         (30,313,255)  (4,321,309)   (7,031,842)      (26,552,931)
Interest income,
 net                 106,204         116,716            1,439,511      163,062      196,310          1,333,307
                 ------------   ------------       -------------- ------------  ------------    --------------
Net loss         $ (3,654,120)  $ (3,169,541)      $  (28,873,744)$ (4,158,247) $ (6,835,532)   $  (25,219,624)
                 ------------   ------------       -------------- ------------  ------------    --------------
                 ------------   ------------       -------------- ------------  ------------    --------------
Weighted
 average common
 shares
 outstanding        7,899,585      6,260,152                         6,532,884    6,075,454
                 ------------   ------------                      ------------  ------------
                 ------------   ------------                      ------------  ------------
Net loss per
 share           $      (0.57)  $      (0.51)                     $      (0.64) $      (1.13)
                 ------------   ------------                      ------------  ------------
                 ------------   ------------                      ------------  ------------


   BALANCE SHEET DATA:

                                                                June 30,
                                    (Unaudited)      --------------------------
                                 March 31, 1997             1996          1995
-------------------------------------------------------------------------------

    Total current assets (1)       $  4,742,833     $  4,179,977  $  3,931,448

    Total assets (1)                  5,446,539        5,013,920     4,886,372

    Total current liabilities           418,406          330,328       603,660

    Deficit accumulated during
     the development stage          (29,893,090)     (25,359,298)  (21,201,051)

    Total stockholders'
     equity (1)                    $  3,950,109     $  3,644,763  $  3,272,696

    Common shares outstanding         9,148,727        7,495,576     6,085,201

    -------------------------

    (1) Excludes net proceeds of approximately $2,000,000 received in June 1997 in connection with a private placement of Series A Preferred Stock. See "Capitalization," "Description of Securities -- Preferred Stock" and Note 11 of Notes to Financial Statements.

                                     RISK FACTORS

AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY IS SPECULATIVE IN NATURE, INVOLVES A HIGH DEGREE OF RISK, AND SHOULD NOT BE MADE BY ANY INVESTOR WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE INVESTMENT. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND SPECULATIVE FACTORS, AS WELL AS OTHERS DESCRIBED ELSEWHERE IN THIS PROSPECTUS, ASSOCIATED WITH THIS OFFERING BEFORE MAKING AN INVESTMENT.

NEED FOR ADDITIONAL FUNDS. Cortex anticipates that its existing capital resources (including approximately $2,000,000 in net proceeds received in June 1997 from the first closing of a two-part private placement of Series A Preferred Stock) will enable it to maintain its current and planned operations through June 1998. The second closing of the private placement, if and when received, is expected to provide an additional $2,000,000 of total gross proceeds, which amount is expected to fund operations into fall 1998. The Company will require additional funds to continue its operations beyond fall of 1998. There can be no assurance that the Company will be able to obtain the additional needed funds on reasonable terms, or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

DEVELOPMENT STAGE COMPANY; HISTORY OF LOSSES. Cortex is a development stage enterprise. From inception on February 10, 1987 through March 31, 1997, the Company has generated only modest operating revenues and has incurred net losses aggregating $28,873,744. As of March 31, 1997, the Company had an accumulated deficit of $29,893,090. The Company will require substantial additional funds to advance its research and development programs, particularly should the Company decide to independently conduct later-stage clinical testing and apply for regulatory approval of any of its proposed products. There can be no assurance that such additional financing will be available on acceptable terms, or at all. If additional funds are raised by issuing equity securities, further dilution to existing stockholders may result. If the Company is unable to obtain additional funds when and as needed, the Company may be required to significantly curtail one or more of its product development programs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

TECHNOLOGICAL UNCERTAINTY; EARLY STAGE OF PRODUCT DEVELOPMENT; NO ASSURANCE OF REGULATORY APPROVALS. The Company's proposed products are in the preclinical or early clinical stage of development and will require significant further research, development, clinical testing and regulatory clearances. They are subject to the risks of failure inherent in the development of products based on innovative technologies. These risks include the possibilities that any or all of the proposed products will be found to be ineffective or toxic, or otherwise fail to receive necessary regulatory clearances, that the proposed products, although effective, will be uneconomical to market, that third parties may now or in the future hold proprietary rights that preclude the Company from marketing them, or that third parties will develop and market a superior or equivalent product. Accordingly, the Company is unable to predict whether its research and development activities will result in any commercially viable products or applications. Further, due to the extended testing and regulatory review process required before marketing clearance can be obtained, the Company does not expect to be able to commercialize any therapeutic drug for at least five years, either directly or through its corporate partners or licensees. There can be no assurance that the Company's proposed products will prove to be safe or effective or receive regulatory approvals that are required for commercial sale. See "Business."

DEPENDENCE ON STRATEGIC ALLIANCES AND THIRD PARTIES FOR CLINICAL TESTING, MANUFACTURING AND MARKETING. The Company does not have the resources, and does not presently intend, to conduct later-stage human clinical trials or to manufacture any of its proposed products. The Company is therefore seeking larger pharmaceutical company partners to conduct such activities for most or all of its proposed products. In connection with its efforts to secure corporate partners, the Company will seek to retain certain co-promotional rights to its proposed products, so that it may promote such products to selected medical specialists while its corporate partner promotes to the general medical market. There can be no assurance that the Company will be able to enter into any such partnering arrangements on this or any other basis. In addition, there can be no assurance that either the Company or its prospective corporate partners can successfully introduce its proposed products, that they will achieve acceptance by patients, health care providers and insurance companies, or that they can be manufactured and marketed at prices that would permit the Company to operate profitably. See "Business."

LIMITED PROPRIETARY RIGHTS; LACK OF PATENT PROTECTION. The Company has negotiated technology rights agreements giving it exclusive rights to its proposed cognition enhancement products and calpain inhibitor products under patents or patent applications owned wholly by other parties or by other parties as co-owners with the Company. The Company also holds options or other rights to obtain exclusive licenses under patent applications relating to certain of its potential products. Certain of the Company's licenses and other agreements are terminable if the Company does not make certain minimum annual payments, meet certain milestones or diligently seek to commercialize the underlying technology. In addition, the Company's related collaborative and consulting agreements are generally terminable upon 30 to 60 days' written notice.

There can be no assurance that current or future patent applications in which Cortex has an interest, either as sole owner or as a current or prospective licensee, will result in patents being issued. There can also be no assurance that patents issuing in the future in connection with current or future patent applications will afford effective protection against competitors with similar technology, or that any patents issued or licensed to Cortex will not be infringed upon or designed around by others.

If Cortex is unable to obtain protection of its proprietary rights in its products or processes prior to or after obtaining regulatory clearances, whether through patents, trade secrets or otherwise, competitors may be able to market competing products by obtaining regulatory clearance through demonstration of equivalency to the Company's products, without being required to conduct the same lengthy clinical tests conducted by the Company.

In some cases, Cortex may rely on trade secrets to protect its innovations. There can be no assurance that secrecy obligations will be honored or that others will not independently develop similar or superior technologies. To the extent that consultants, key employees or other third parties apply technological information independently developed by them or by others to the Company's projects, disputes may arise as to the proprietary rights to such information that may not be resolved in favor of the Company. See "Business--Patents and Proprietary Rights."

SHARES ELIGIBLE FOR FUTURE SALE; DILUTION. If all outstanding warrants and options are exercised prior to their expiration, approximately 800,000 additional shares of Common Stock could become freely tradable without restriction under the Securities Act. An aggregate of 29,384 shares of Common Stock are issuable upon conversion of currently outstanding 9% Preferred Stock and Series B Preferred Stock. On issuance such shares will be freely tradable. As of June 5, 1997, 649,730 shares of Common Stock are issuable upon conversion of 200 currently outstanding shares of Series A Convertible Preferred Stock (the "Series A Preferred"). If conversions of Series A Preferred occur at an effective conversion price of $2.75 or higher, the holder of the shares of Series A Preferred being converted may exercise, at the time of conversion, rights to purchase additional shares of Common Stock. The number of additional shares of Common Stock subject to this additional purchase right will equal the number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred then being converted. Depending on the date of conversion, the then current sales price of the Common Stock and whether any additional purchase rights are exercised, the exact number of shares of Common Stock issued upon conversion of the Series A Preferred may increase or decrease substantially from the number of shares of Common Stock issuable as of June 5, 1997 set forth above. See "Description of Securities."

The Company plans to issue, within three business days of the effective date of the Registration Statement of which this Prospectus forms a part, an additional 200 shares of Series A Preferred and warrants to purchase up to 400,000 shares of Common Stock with an exercise price of $3.08 per share and an expiration date of June 5, 2001. If the market price of the Common Stock is equal to or higher than $2.75 per share at the time(s) of conversion, the holder of the Series A Preferred may purchase up to the same number of common shares as the holder is acquiring upon such conversion of Series A Preferred, at the same applicable conversion price per share. Any election to exercise the foregoing right to purchase any additional shares shall be exercised with respect to any given Series A Preferred at the time of conversion of such shares and is forfeited to the extent it is not fully exercised at the time of such conversion. All shares of Common Stock issuable upon conversion of Series A Preferred, the exercise of the related rights of additional purchase and the exercise of related warrants, may be freely tradable under the Registration Statement of which this Prospectus is a part. Sales of substantial amounts of Common Stock in the public market could adversely affect the prevailing market price of the Common Stock and, dependent upon the then current market price of the Common Stock, increase the number of shares of Common Stock that are issuable upon conversion of Series A Preferred. See "Description of Securities -- Preferred Stock" and Note 11 of Notes to Financial Statements.

INTENSE COMPETITION. The Company's business is characterized by intensive research efforts. Many companies, research institutes and universities are working in a number of pharmaceutical or biotechnology disciplines to develop therapeutic products similar to those under investigation by the Company. Most of these companies, research institutes and universities have substantially greater financial, technical, manufacturing, marketing, distribution and/or other resources than Cortex. In addition, many of such companies have experience in undertaking human clinical trials of new or improved therapeutic products and obtaining FDA and other regulatory clearances of products for use in human health care. The Company has no experience in conducting and managing clinical testing or in preparing applications necessary to gain regulatory clearances. Accordingly, other companies may succeed in developing products that are safer or more effective than those proposed to be developed by the Company and in obtaining FDA clearances for such products more rapidly than the Company. Further, it is expected that competition in this field will continue to intensify. See "Business--Competition."

DEPENDENCE UPON KEY PERSONNEL. Cortex is highly dependent upon key management and technical personnel. Competition for qualified employees among pharmaceutical and biotechnology companies is intense, and the loss of any of such persons, or an inability to attract, retain and motivate the additional highly-skilled employees and consultants required for the Company's activities, could materially adversely affect its business and prospects. There can be no assurance that Cortex will be able to retain its existing personnel or attract additional qualified employees when they are needed. See "Business" and "Management."

DEPENDENCE ON RELATIONSHIPS WITH KEY CONSULTANTS AND THE UNIVERSITY OF CALIFORNIA, IRVINE. The Company is dependent upon its relationships with a number of key academic consultants, particularly Drs. Carl W. Cotman and Gary S. Lynch of the University of California, Irvine ("UCI"). Drs. Cotman and Lynch play a role in guiding the internal research of the Company. In addition, Cortex sponsors early preclinical research in the laboratories of Dr. Lynch at UCI that is a component of the Company's product development and corporate partnering profile. Were Cortex's relationships with Dr. Lynch or UCI to be disrupted, it is possible that the Company's AMPA receptor research program would be adversely affected, and there is no assurance that the Company would be able to conduct the sponsored research internally at reasonable cost, or at all. The Company's agreements with its consultants, including those with Drs. Cotman and Lynch, are generally terminable by the consultant on short notice. See "Management."

GOVERNMENT REGULATION. Therapeutic products such as those Cortex is attempting to develop are subject to an extensive and lengthy regulatory review and approval process by the FDA and comparable agencies in other countries. Prior to commercialization, the Company's products will require governmental approvals that have not yet been obtained and that are not expected to be obtained for at least several years, if at all. The testing and regulatory approval process, which includes preclinical, clinical and post-clinical testing of the Company's products to establish their safety and efficacy, will take many years and require the expenditure of substantial resources. There can also be no assurance that, even after such time and expenditures, regulatory clearances will be obtained for any of the Company's products. Even if regulatory clearances are obtained, a marketed product is subject to continual review, and later discovery of previously unknown problems may result in restrictions on marketing or withdrawal of the product from the market. In addition, the current administration in the U.S. is proposing changes in federal regulation and reimbursement policies intended to facilitate the delivery of cost-effective health care. The implementation of such proposed changes may affect the regulation and availability of, and the pricing and reimbursement for, health care products. The Company is unable to predict the effect, if any, that these proposed changes will have on the Company. See "Business--Government Regulation."

PRODUCT LIABILITY AND INSURANCE. The clinical testing, manufacturing and marketing of the Company's products may expose the Company to product liability claims. Cortex maintains liability insurance with coverage limits of $5 million per occurrence and $5 million in the annual aggregate. Although the Company has never been subject to a product liability claim, there can be no assurance that the coverage limits of the Company's insurance policies will be adequate or that one or more successful claims brought against the Company would not have a material adverse effect upon the Company's business, financial condition and results of operations.

LIMITED PUBLIC MARKET; CHANGE IN LISTING STANDARDS; POSSIBLE VOLATILITY OF STOCK PRICE. The Company's Common Stock has been traded on the Nasdaq Small Cap Market since 1989. Although approximately 20 firms make a market in Cortex Common Stock, there can be no assurance that an active or established trading market will be maintained or that the Company's Common Stock will continue to be traded on the Nasdaq Small Cap Market.

The NASD has proposed modifying the listing standards for the Nasdaq Small Cap Market, to institute a net tangible asset, market capitalization, or net income test in place of the current total asset and total equity tests. In the event the Company does not meet such requirements, the Company's Common Stock may be removed from the Nasdaq Small Cap Market. In such event, the liquidity of the Company's Common Stock may be impaired and the trading price reduced. In addition, in such event, the holders of the Company's Series A Preferred Stock may request the Company to redeem such shares for cash.

There is significant volatility in the market price of securities of life sciences companies generally, and the trading price of the Company's Common Stock has been subject to wide fluctuations. See "Price Range of Common Stock." Various factors and events, including announcements by the Company or its competitors concerning technological innovations, new products, proposed governmental regulations or actions, developments or disputes relating to patents or proprietary rights and public concern over the safety of therapeutic products or other factors that affect the market generally, may have a significant impact on the Company's business and on the market price of the Company's securities.

DIVIDENDS. The Company has not paid cash dividends on its Common Stock and does not anticipate doing so in the foreseeable future. The Company may not pay any dividends on its Common Stock until accrued and unpaid dividends on the 9% Preferred Stock have been paid in full. As of March 31, 1997, accrued and unpaid dividends on the 9% Preferred Stock were $69,300. See "Dividend Policy."

ANTI-TAKEOVER PROVISIONS. The Board of Directors has the authority, without further approval of the Company's stockholders, to issue up to 549,100 shares of Preferred Stock having such rights, preferences and privileges as the Board of Directors may determine. Any such issuance of additional shares of Preferred Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Common Stock. See "Description of Securities."

                                   USE OF PROCEEDS

The proceeds from the sale of each Selling Stockholder's Shares will belong to the Selling Stockholders. The Company will not receive any of the proceeds from such sales of the Shares.

                             PRICE RANGE OF COMMON STOCK

The Company's Common Stock (Nasdaq symbol: "CORX") began trading publicly in the over-the-counter market on July 18, 1989. The following table presents quarterly information on the high and low sale prices of the Common Stock since July 1, 1994 as reported by Nasdaq. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, may not represent actual transactions and have been adjusted for a one-for-five reverse stock split that became effective January 11, 1995.

                                                           High           Low
                                                           ----           ---
         FISCAL YEAR ENDING JUNE 30, 1997

         Fourth Quarter (through June 16, 1997).......  $  3-5/8     $  2-7/16
         Third Quarter ...............................     5-1/4       2-11/16
         Second Quarter ..............................     7-1/4        2-7/16
         First Quarter ...............................     4-1/2         2-5/8

         FISCAL YEAR ENDED JUNE 30, 1996

         Fourth Quarter ..............................     7-1/4             4
         Third Quarter ...............................     8-3/4         3-1/2
         Second Quarter ..............................   5-17/32         2-3/8
         First Quarter ...............................     6-3/8         2-7/8

         FISCAL YEAR ENDED JUNE 30, 1995

         Fourth Quarter ..............................     3-3/4         2-1/2
         Third Quarter ...............................     3-3/4         1-5/8
         Second Quarter ..............................    5-5/32         3-1/8
         First Quarter ...............................    5-5/16         3-3/4

As of May 31, 1997, there were 717 stockholders of record of the Company's Common Stock, and approximately 7,400 beneficial owners. The last sale price of the Company's Common Stock on June 16, 1997, as reported by Nasdaq, was $2.953.

                                   DIVIDEND POLICY

The Company has never paid cash dividends on its Common Stock and does not anticipate paying such dividends in the foreseeable future. The Company currently intends to retain any future earnings for use in the Company's business. The outstanding shares of 9% Preferred Stock bear a fixed dividend of $0.09 per share per annum, which accrues in equal semi-annual installments on June 15th and December 15th of each year, which dividends must be paid in full before any dividends can be paid on the Common Stock. As of March 31, 1997, accrued and unpaid dividends on the 9% Preferred Stock were $69,300. The payment of future dividends, if any, will be determined by the Board of Directors in light of conditions then existing, including the Company's financial condition and requirements, future prospects, restrictions in financing agreements, business conditions and other factors deemed relevant by the Board of Directors.


                                    CAPITALIZATION

The following table sets forth the capitalization of the Company as of March 31, 1997. The figures are unaudited, and this table should be read in conjunction with the financial statements (including the notes thereto) appearing elsewhere in this Prospectus.

                                                            March 31, 1997(1)(3)
                                                            --------------
    Note payable to Alkermes, Inc.                           $   1,078,024
    Stockholders' equity (2):
        9% cumulative convertible preferred stock,
            $0.001 par value; $1.00 per share liquidation
            preference; authorized: 1,250,000 shares;
            issued and outstanding: 110,000 shares                 110,000
        Series B convertible preferred stock, $0.001 par
            value; $0.6667 per share liquidation preference;
            authorized: 3,200,000 shares; issued and
            outstanding: 150,000 shares                             86,810
        Series D convertible preferred stock, $0.001 par
            value; $10,000 per share liquidation preference;
            authorized: 500 shares; issued and outstanding:
            50 shares (2)                                          467,221
        Common stock, $0.001 par value; authorized
            20,000,000 shares; issued and outstanding:
            9,148,727 shares                                         9,149
        Additional paid-in capital                              33,170,303
        Unrealized loss on available for sale
            U.S. Government securities                                (284)
        Deficit accumulated during the development stage       (29,893,090)
                                                             -------------
        Total stockholders' equity                               3,950,109
                                                             -------------
      Total capitalization                                   $   5,028,133
                                                                  ------------
                                                                  ------------

(1) Excludes an aggregate of 1,319,719 shares of Common Stock reserved for issuance upon possible exercise of outstanding warrants and options and an aggregate of 226,804 shares of Common Stock reserved for issuance upon conversion of outstanding 9% Cumulative Convertible Preferred Stock, Series B Convertible Preferred Stock and Series D Convertible Preferred Stock. See "Description of Securities" and
         Notes 3, 4 and 5 of Notes to Financial Statements.
(2) On February 12, 1997, pursuant to irrevocable commitments entered into on October 15, 1996, the Company completed a private placement of 400 shares of Series D Preferred Stock ("Series D Preferred") for gross proceeds of $4,000,000. The Series D Preferred was convertible at an effective per share conversion price that was the lower of (i) 110% of the average closing bid price for the five trading days immediately preceding the closing date or (ii) that price that was 18% below the average closing bid price for the five trading days immediately preceding the conversion date, in each case subject to adjustment at the rate of six percent per annum based on the length of the period from issuance of the Series D Preferred until its conversion. As of March 31, 1997, the Series D Preferred shares from the first and second tranches and 100 of the Series D Preferred shares from the third tranche had been converted into 1,817,915 shares of the Company's Common Stock at effective conversion prices ranging from $2.87 to $3.35 per share of Common Stock. Subsequent to March 31, 1997, the balance of the Series D Preferred shares was converted into an aggregate of 245,522 shares of Common Stock.
(3) On June 5, 1997, the Company issued 200 shares of newly created Series A Preferred Stock ("Series A Preferred") and warrants to purchase up to 400,000 shares of the Company's Common Stock for gross proceeds of $2,000,000 in the first of a two-part Regulation D private placement. The Company intends to sell an additional 200 shares of Series A Preferred (and warrants to purchase another 400,000 shares of the Company's Common Stock) three business days following the effectiveness of the Registration Statement of which this Prospectus is a part, which covers resales of shares of Common Stock issuable upon conversion of the Series A Preferred and upon exercise of the warrants. Gross proceeds of $2,000,000 are anticipated from the second closing. For the 75 days following the first closing date, the Series A Preferred is convertible at an effective per share conversion price of 100% of the lowest of the dollar volume weighted average trading prices of the Company's Common Stock during the five trading days immediately preceding the conversion date (the "Average Stock Price"). Thereafter, if the Average Stock Price is greater than $2.50 per share, the effective conversion price shall equal 80% of the Average Stock Price. If the Average Stock Price is greater than $2.10 and less than or equal to $2.50 per share, then the effective conversion price per share shall be $2.00. If the Average Stock Price is less than $2.10 per share, the effective conversion price shall be 95% of the Average Stock Price. If the Average Stock Price on the date of conversion is equal to or greater than $2.75, the holder may purchase up to the same number of shares of Common Stock as the holder is acquiring on conversion, at a price per share equal to such Average Stock Price. The effective conversion rate is subject to adjustment at the rate of six percent per annum based on the length of the period from original issuance of the Series A Preferred until its conversion. The second closing of the private placement is subject to certain conditions, which conditions are outside the control of the investor, including but not limited to a minimum trading volume for the Company's Common Stock. See "Description of Securities" and Note 11 of Notes to Financial Statements.

                               SELECTED FINANCIAL DATA


         The selected financial data with respect to the Company presented below for the fiscal years ended and as of June 30, 1996 and 1995 and for the period from inception (February 10, 1987) through June 30, 1996 are derived from and should be read in conjunction with the more detailed financial statements (including the notes thereto) of the Company, which have been audited by Ernst & Young LLP, independent auditors, whose report thereon is included elsewhere herein and in the Registration Statement. The selected financial data for the years ended and as of June 30, 1994, 1993 and 1992 is derived from audited financial statements that are not included in this Prospectus. The selected financial data for the nine-month periods ended March 31, 1997 and 1996 and the period from inception (February 10, 1987) through March 31, 1997 and at March 31, 1997 are derived from unaudited interim financial statements. The unaudited interim financial statements include all adjustments (consisting only of normally recurring accruals) that management considers necessary for a fair presentation of the Company's financial position and results of operations for the periods presented. Operating results for the nine-month period ended March 31, 1997 are not necessarily indicative of the results that may be expected for the fiscal year ending
         June 30, 1997.

STATEMENTS OF OPERATIONS DATA:

                                                                                                                      Period from
                                                                                                                        inception
                                                                                                                    (February 10,
                                                                  Years ended June 30,                              1987) through
                                      ----------------------------------------------------------------------------       June 30,
                                             1996           1995           1994              1993             1992           1996
----------------------------------------------------------------------------------------------------------------------------------
Operating revenues:
  Research/license revenue (1)        $        --    $        --    $        --       $ 2,600,000      $ 1,000,000   $  3,600,000
  Grant revenue                                --             --         39,665            10,103               --         94,717
                                      -----------    -----------    -----------       -----------      -----------   ------------
    Total operating revenues                   --             --         39,665         2,610,103        1,000,000      3,694,717
                                      -----------    -----------    -----------       -----------      -----------   ------------

Operating expenses:
  Research & development                2,677,577      4,138,731      3,226,858         2,316,622        2,284,283     18,969,112
  General & administrative              1,643,732      1,665,134      1,780,792         1,101,134        1,164,148     10,050,559
  Settlement with Alkermes, Inc.               --      1,227,977             --                --               --      1,227,977
                                      -----------    -----------    -----------       -----------      -----------   ------------
    Total operating expenses            4,321,309      7,031,842      5,007,650         3,417,756        3,448,431     30,247,648
                                      -----------    -----------    -----------       -----------      -----------   ------------
Loss from operations                   (4,321,309)    (7,031,842)    (4,967,985)         (807,653)      (2,448,431)   (26,552,931)
Interest income, net                      163,062        196,310        262,994            46,117           93,661      1,333,307
                                      -----------    -----------    -----------       -----------      -----------   ------------
Net loss                              $(4,158,247)   $(6,835,532)   $(4,704,991)      $  (761,536)     $(2,354,770)  $(25,219,624)
                                      -----------    -----------    -----------       -----------      -----------   ------------
                                      -----------    -----------    -----------       -----------      -----------   ------------
Weighted average common
  shares outstanding                    6,532,884      6,075,454      4,880,338         3,147,204        2,753,754
                                      -----------    -----------    -----------       -----------      -----------
                                      -----------    -----------    -----------       -----------      -----------
Net loss per share                    $     (0.64)   $     (1.13)   $     (0.97)      $     (0.26)     $     (0.88)
                                      -----------    -----------    -----------       -----------      -----------
                                      -----------    -----------    -----------       -----------      -----------


                                                                    Period from
                                                                      inception
                                          Nine months ended       (February 10,
                                               March 31,          1987) through
                                      --------------------------      March 31,
                                             1997           1996           1997
--------------------------------------------------------------------------------
Operating revenues:
  Research/license revenue (1)        $        --    $        --   $  3,600,000
  Grant revenue                                --             --         94,717
                                      -----------    -----------   ------------
    Total operating revenues                   --             --      3,694,717
                                      -----------    -----------   ------------

Operating expenses:
  Research & development                2,489,584      2,033,806     21,458,696
  General & administrative              1,270,740      1,252,451     11,321,299
  Settlement with Alkermes, Inc.               --             --      1,227,977
                                      -----------    -----------   ------------
    Total operating expenses            3,760,324      3,286,257     34,007,972
                                      -----------    -----------   ------------
Loss from operations                   (3,760,324)    (3,286,257)   (30,313,255)
Interest income, net                      106,204        116,716      1,439,511
                                      -----------    -----------   ------------
Net loss                              $(3,654,120)   $(3,169,541)  $(28,873,744)
                                      -----------    -----------   ------------
                                      -----------    -----------   ------------
Weighted average common
  shares outstanding                    7,899,585      6,260,152
                                      -----------    -----------
                                      -----------    -----------
Net loss per share                    $     (0.57)   $     (0.51)
                                      -----------    -----------
                                      -----------    -----------


--------------------------

(1) Received under an agreement with Alkermes, Inc.

BALANCE SHEET DATA:

                                                                                         June 30,
                                                      ----------------------------------------------------------------------
                                   March 31, 1997           1996           1995           1994           1993           1992
-----------------------------------------------------------------------------------------------------------------------------
Working capital (1)                  $  4,324,427   $  3,849,649   $  3,327,788   $  8,982,571    $   888,199   $  1,245,987
Total assets (1)                        5,446,539      5,013,920      4,886,372     10,441,998      1,924,856      3,095,641
Total liabilities and
    redeemable preferred stock          1,496,430      1,369,157      1,613,676      1,154,117        788,392      1,560,218
Deficit accumulated during
    the development stage             (29,893,090)   (25,359,298)   (21,201,051)   (14,365,519)    (9,660,528)    (8,882,992)
Stockholders' equity (1)             $  3,950,109   $  3,644,763   $  3,272,696   $  9,287,881    $ 1,136,464    $ 1,535,423

Common shares outstanding               9,148,727      7,495,576      6,085,201      6,073,942      3,209,975      3,047,438


(1) Excludes net proceeds of approximately $2,000,000 received in June 1997 in connection with a private placement of Series A Preferred Stock. See "Capitalization," "Description of Securities" and Note 11 of Notes to Financial Statements.

                       MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS REPORT, AND WITH "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" PRESENTED IN THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-KSB.

INTRODUCTORY NOTE

This discussion and analysis contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby. These forward-looking statements relate to (i) future research plans and expenditures,
(ii) potential collaborative arrangements, and (iii) the need for, and availability of, additional financing.

The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties. These forward-looking statements are based on assumptions regarding the Company's business and technology, which involve judgments with respect to, among other things, future scientific, economic and competitive conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized and actual results may differ materially. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved.

RESULTS OF OPERATIONS

From inception (February 10, 1987) through March 31, 1997, the Company's revenue has consisted of (i) $3,600,000 of license fees and research and development funding from January 1992 through June 1993 under an earlier agreement with Alkermes, Inc., (ii) net interest income aggregating $1,439,511, and (iii) $94,717 of grant revenue.

From inception (February 10, 1987) through March 31, 1997, the Company has sustained losses aggregating $28,873,744. Continuing losses are anticipated over the next several years, as the Company's ongoing operating expenses for preclinical research and early clinical development will only be offset, if at all, by license fees, milestone payments, research support payments and/or other revenues under planned strategic alliances that the Company is seeking with larger pharmaceutical companies for the later stages of clinical development, manufacturing and marketing of its products. The nature and timing of payments to Cortex under these planned strategic alliances, if and as entered into, is likely to significantly affect the Company's operations, and to produce substantial period-to-period fluctuations in reported financial results. Over the longer term, the Company will be dependent upon successful commercial development of its products by its prospective partners to attain profitable operations from product royalties or other revenues based on product sales.

FISCAL YEARS ENDED JUNE 30, 1996 AND 1995

For the year ended June 30, 1996, the Company's net loss of $4,158,000 compares with a net loss of $6,836,000 for the prior year. The net loss for the prior year includes $1,228,000 of expenses related to the settlement of the dispute with Alkermes (see Note 3 of Notes to Financial Statements), and higher research and development expenditures in connection with the initiation of human clinical studies.

General and administrative expenses of $1,644,000 for the year ended June 30, 1996 were essentially unchanged from the prior year. The very slight decrease was the result of lower outlays for consulting expenses, partially offset by increased recruiting fees incurred with the hiring of the new Chief Executive Officer.

Research and development expenses decreased to $2,678,000 or by 35%, in the year ended June 30, 1996. Most of the decrease from the prior year was attributable to the commencement of Phase I clinical testing of AMPALEX (for the potential treatment of memory deficits due to Alzheimer's disease) in the prior year, as well as lower salary and related expenses due to a temporary reduction in scientific personnel that was effected as of June 30, 1995. Lower outlays for scientific consulting contributed most of the remaining decrease.

NINE-MONTH PERIODS ENDED MARCH 31, 1997 AND 1996

The loss for the nine-month period ended March 31, 1997 was $3,654,000, compared to a loss of $3,170,000 for the corresponding prior year period, with higher levels of research and development spending responsible for the increase.

General and administrative expenses for the nine months ended March 31, 1997 of $1,271,000 were materially consistent with the $1,252,000 recorded for the prior year period.

Research and development expenses increased from $2,034,000 to $2,490,000, or by $456,000 (22%), during the nine-month period ended March 31, 1997 compared to the prior year period, due mostly to additions to the complement of scientific employees, a resultant increase in spending for laboratory supplies and costs related to the commencement of Phase I/IIa human clinical testing.

The Company believes that inflation and changing prices have not had a material impact on its ongoing operations to date.

PLAN OF OPERATION; LIQUIDITY AND CAPITAL RESOURCES

Cortex has funded its organizational and research and development activities primarily from the issuance of equity securities, with net proceeds from such issuances from inception (February 10, 1987) through March 31, 1997 aggregating $32 million. An additional $3.6 million in research and license payments was received from Alkermes, Inc. in 1992 and 1993 in connection with a development and license agreement with that firm. Interest income from inception through March 31, 1997, which approximates funds received, was $1.4 million.

As of March 31, 1997, the Company had cash, cash equivalents and short-term investments totaling $4.7 million and working capital of $4.3 million. In comparison, as of June 30, 1996, the Company had cash, cash equivalents and short-term investments totaling $4.1 million and working capital of $3.8 million. The increases were attributable to net proceeds of $3.7 million received from a private placement of Series D Preferred Stock (see Note 10 of Notes to Financial Statements), partially offset by amounts required to fund operating losses and to purchase capital equipment. From inception (February 10, 1987) through March 31, 1997, net expenditures for furniture, equipment and leasehold improvements aggregated $1.9 million.

The Company leases approximately 30,000 square feet of research laboratory, office and expansion space under an operating lease that expires May 31, 1999, with an additional five-year option at 95% of the then fair market rental rate. The commitments under the lease agreement for the years ending June 30, 1997, 1998 and 1999 are $229,000, $234,000 and $220,000, respectively.

As of March 31, 1997, Cortex had outstanding 110,000 shares of 9% cumulative convertible preferred stock, which shares accrue cumulative dividends semi-annually at an annual rate of $0.09 per share. To conserve capital for operations, the Company has elected not to distribute the dividends that have accrued from June 15, 1990. Accrued and unpaid dividends as of March 31, 1997 were $69,300.

In connection with the settlement in October 1995 of a license dispute with Alkermes, Inc. the Company issued to Alkermes a $1,000,000 three-year promissory note accruing interest semi-annually at the current federal funds rate. The Company also agreed to pay Alkermes a graduated royalty on calpain inhibitor development proceeds, as defined and subject to certain limitations.

Over the next twelve months, the Company plans to conduct additional preclinical and Phase I/II clinical studies on its AMPAKINE-TM- compounds. These planned research and development activities involve a twelve-month expenditure of approximately $4 million. Significant investments in plant or equipment or substantial changes to staffing levels are not contemplated under current spending plans for the next twelve months. As of March 31, 1997, Cortex had 20 full-time employees and one part-time employee.

Cortex anticipates that its existing cash, cash equivalents and short-term investments, combined with a modest amount of anticipated interest income, will be sufficient to satisfy its capital requirements through June 1998 under current spending plans. The second closing of the private placement, if and when received, is expected to provide an additional $2,000,000 of gross proceeds, which amount is expected to fund operations into fall 1998. Additional funds will be required to continue operations beyond that time.

To provide resources for both its short and longer-term requirements, the Company is presently seeking collaborative or other arrangements with larger pharmaceutical companies, under which it is intended that such companies would provide additional capital to the Company in exchange for exclusive or non-exclusive license or other rights to certain of the technologies and products the Company is developing. However, competition for such arrangements is intense, with a large number of biopharmaceutical companies attempting to secure alliances with more established pharmaceutical companies. Although the Company is engaged in discussions with candidate companies, there can be no assurance that an agreement or agreements will arise from these discussions in a timely manner, or at all. Accordingly, the Company is likely to raise additional capital through the sale of debt or equity securities. If the Company proceeds with a debt or equity financing, there can be no assurance that the funds will be available on favorable terms, or at all. If additional funds are raised by issuing equity securities, dilution to existing stockholders is likely to result.

The Company's proposed products are in the preclinical or early clinical stage of development and will require significant further research, development, clinical testing and regulatory clearances. They are subject to the risks of failure inherent in the development of products based on innovative technologies. These risks include the possibilities that any or all of the proposed products will be found to be ineffective or toxic, or otherwise fail to receive necessary regulatory clearances, that the proposed products, although effective, will be uneconomical to market, that third parties may now or in the future hold proprietary rights that preclude the Company from marketing them, or that third parties will develop and market a superior or equivalent product. Accordingly, the Company is unable to predict whether its research and development activities will result in any commercially viable products or applications. Further, due to the extended testing and regulatory review process required before marketing clearance can be obtained, the Company does not expect to be able to commercialize any therapeutic drug for at least five years, either directly or through prospective corporate partners or licensees.

                                       BUSINESS

OVERVIEW

Cortex Pharmaceuticals, Inc. ("Cortex" or the "Company") is a development stage enterprise that was organized in 1987 to engage in the discovery, development and commercialization of innovative pharmaceuticals for the treatment of neurodegenerative diseases and other neurological and psychiatric disorders. The primary effort at Cortex is centered on developing products that affect the AMPA-type glutamate receptor, a complex of proteins that is involved in most "excitatory" communication between nerve cells in the human brain. Cortex is developing a family of chemical compounds, known as AMPAKINEs, to enhance the activity of this receptor. Cortex believes that AMPAKINEs hold promise for correcting deficits brought on by a variety of diseases and disorders that are known, or thought, to involve depressed functioning of pathways in the brain that use glutamate as a neurotransmitter. In October 1994, the Company initiated human safety studies with CX516 (AMPALEX) for the potential treatment of deficits of memory and cognition due to Alzheimer's disease. To date, these studies have involved healthy young adult and healthy elderly volunteers as well as patients with Alzheimer's disease. Cortex is also investigating the safety and potential utility of its AMPAKINEs in the treatment of schizophrenia. In fiscal 1996, the Company maintained a strong focus on the AMPA receptor program but, with the reacquisition of rights to calpain inhibitor compounds from Alkermes in October 1995, reinstituted a research effort in this area. In the fiscal years ended June 30, 1996 and 1995, the Company's expenditures on research and development were $2,677,577 and $4,138,731, respectively, with the decrease attributable to higher costs of human clinical testing of AMPALEX in fiscal 1995.

Each of Cortex's programs addresses a large potential market. The Company's current commercial development plans involve partnering with larger pharmaceutical companies for Phase II and later clinical testing, manufacturing and global marketing of its proposed products, while attempting to retain the right to eventually co-promote in the United States. If the Company is successful in the pursuit of this strategy, it is intended that it will be in a position to contain its costs over the next few years, to maintain its focus on the research and early development of novel pharmaceuticals (where it believes that it has the ability to compete), and eventually to participate more fully in the commercial development of its proposed products in the United States. Cortex continues to seek collaborative or licensing arrangements with larger pharmaceutical companies that will permit AMPALEX to be advanced into later stages of clinical development and provide access to the extensive clinical trials management, manufacturing and marketing expertise of such companies. There can be no assurance, however, that the Company will secure such arrangements on favorable terms, or at all, or that its products will be successfully developed and approved for marketing by government regulatory agencies.

AMPA RECEPTOR PROGRAM

In June 1993, Cortex licensed from the University of California a new class of compounds--the AMPAKINEs--that facilitate the functioning of the AMPA receptor for the neurotransmitter glutamate. These AMPAKINE compounds interact in a highly specific manner with the AMPA receptor in the brain, lowering the amount of neuronal stimulation required to generate a response. It is hoped that this selective amplification of the normal glutamate signal will eventually find utility in the treatment of neurological diseases and disorders characterized by depressed functioning of brain pathways that utilize glutamate as a neurotransmitter. Two prominent diseases that may benefit from AMPA receptor-directed therapeutics are Alzheimer's disease and schizophrenia, both of which represent large unmet medical needs.

DEFICITS OF MEMORY AND COGNITION -- ALZHEIMER'S DISEASE

Impairment of memory and cognition is a very serious problem that is growing as the elderly proportion of the population continues to increase. While not fatal (except when associated with diseases such as Alzheimer's disease), the incidence and prevalence of cognitive deficits increase inexorably with age. Many elderly individuals are confined to nursing homes because of psychological disorientation and functional difficulties. According to a 1985 survey of nursing homes conducted by the National Center for Health Statistics, over half of the individuals in nursing homes have some degree of cognitive impairment. Pharmaceuticals to alleviate deficits in memory and cognition could potentially enable many of the elderly to remain independent longer.

Memory is not located in a specific area of the brain, but rather becomes established in multiple areas of the brain that are involved with different types of sensory information. The prevailing scientific theory is that the brain deals with new information by constructing electrochemical and structural frameworks to put the information into some sort of context. Most of this processing appears to be handled in the cerebral cortex, where the brain generates thoughts, language and plans, controls sensations and voluntary movements, evokes imagination, and stores certain types of permanent memory.

Substantial scientific evidence points to a long-lasting change--known as "long-term potentiation," or LTP--in synapses (junctions between neurons) as the basis of many types of memory. Long-term potentiation involves a series of chemical reactions that creates a more stable information transfer point between neurons. Experimental disruption of these chemical reactions in lower animals has been shown to cause a disruption of memory formation.

Although disease and physiological malfunctions are thought to be the fundamental cause of severe mental decline, age itself is a contributory factor. The human brain loses about 10% of its weight over a normal life span. In the cerebral cortex, a great deal of the communication between neurons is mediated by receptors for the neurotransmitter glutamate, including a subtype usually designated as the AMPA receptor (which is involved in long-term potentiation). AMPA receptors and synapses decline in number with aging, making it more difficult for information to pass through and between areas of the cerebral cortex. A potential corrective approach to alleviate age-related cognitive deficits is therefore to develop novel compounds to enhance the activity of the AMPA receptors that are still functioning.

Alzheimer's disease is the best known destroyer of memory, afflicting some four million Americans. With the aging of our population, unless a treatment is found the number of Americans with Alzheimer's disease is expected to double over the next two decades. According to the Alzheimer's Association, Alzheimer's disease is the third most expensive disease in the U.S. (after heart disease and cancer), with an estimated annual cost to society of $100 billion and a lifetime cost per patient of $174,000. The impact of an effective treatment, even a symptomatic one, would be enormous.

Alzheimer's disease is a progressive, degenerative and ultimately fatal disease that slowly destroys the brain. The early symptoms are problems with memory of recent events and difficulty performing familiar tasks. As the disease progresses, other symptoms appear. These include confusion, personality change, behavioral change, impaired judgment, and difficulty finding words, finishing thoughts, or following directions. While the disease progresses at different rates in different individuals, eventually the victims are unable to care for themselves. Ultimately, they become less resistant to infections and other illnesses, which are often the actual cause of death.

It is in the early stages of Alzheimer's disease--the first few years--that Cortex believes AMPAKINEs may someday play a valuable role, enhancing the effectiveness of the brain cells that have not yet succumbed to the disease. This may alleviate the memory and cognitive deficits that make up the early symptoms. There is also a possibility that treatment with AMPAKINEs may slow the progression of Alzheimer's disease. The reason for this is that brain cells, or neurons, require continued input from other brain cells to remain alive. As neurons die, other neurons begin to lose their inputs, hastening their own death.

The first major results of AMPAKINE testing in animal behavioral models of learning and memory were reported in early 1994 in the prestigious journal PROCEEDINGS OF THE NATIONAL ACADEMY OF SCIENCES. In these studies, which involved tests of both short- and long-term memory, AMPAKINE-treated rats performed significantly better than untreated control animals.

Perhaps the most compelling of the animal studies conducted to date involved an assessment of the effects of an AMPAKINE on memory performance in middle-aged rats. A number of researchers have demonstrated that healthy middle-aged rats have significant deficits in memory performance when compared to younger animals. This provides an animal model for age-associated memory impairment in humans. In the study, which was published in SYNAPSE, the authors found that middle-aged rats showed striking deficits in performance on a maze task when compared with young adult animals, but when they were administered an AMPAKINE their performance was improved to levels equivalent to those found in young animals.

In these and other preclinical studies, the experimental compounds demonstrated pharmaceutically attractive qualities, including apparent low toxicity, rapid onset of action and an ability to freely cross the blood-brain barrier (a barrier that prevents many drugs from getting into the brain).

Three human clinical studies have now been completed with CX516 ("AMPALEX"). The results of the two most recent studies were announced in the year ended June 30, 1996. In all three studies, CX516 was safe and well-tolerated on acute oral administration and, importantly, statistically-significant positive effects on memory performance were seen in healthy volunteers.

The initial study, conducted by AFB Parexel in Berlin, involved single administrations of drug or placebo to a total of 48 healthy young adult volunteers, ranging in age from 18 to 35. The trial was double-blinded and placebo controlled, and involved administering a single dose of drug, in capsule form, to each volunteer. Several dosages of drug were tested, including levels that exceeded the expected therapeutic range. At all dosages, the drug was safe and well-tolerated. In addition, analysis of psychological data that was collected revealed a highly statistically significant positive effect on a test of memory performance that involved recall of a list of nonsense syllables.

The second trial, at the same clinical site in Berlin, involved 30 healthy elderly volunteers, aged 65 to 76, each of whom was administered a single oral dose of drug or placebo. In this double-blinded trial, AMPALEX was again found to be safe and well-tolerated. The elderly volunteers were also given the same nonsense syllable memory test that had been given to the young volunteers in the first study. In the absence of drug, the elderly volunteers' memory was substantially worse than that of the young volunteers. In the presence of drug, the positive effect on memory performance that was seen in the earlier study was replicated. In fact, several of the elderly volunteers receiving the highest dosage of AMPALEX scored at or above the average score achieved by the young volunteers in the earlier study.

The third study, at the Karolinska Hospital in Stockholm, Sweden, involved administration of CX516 to healthy young adults under double-blind, placebo-controlled conditions. The five-day study involved administration of placebo on days 1, 4 and 5 and drug on days 2 and 3, with psychological testing conducted on each day. AMPALEX was safe and well-tolerated by all volunteers receiving drug, with no adverse events reported. Statistically significant improvements in performance on several measures of learning and memory were again noted in the group that received CX516.

On the basis of the very encouraging results that were obtained in these three studies, Cortex has initiated a Phase I/IIa study in patients experiencing deficits of memory and cognition due to Alzheimer's disease. The study will be conducted at the National Institutes of Health located in Bethesda, Maryland. The double-blind, placebo-controlled dose escalation study involves administration of CX516 to 16 to 20 patients for up to 28 consecutive days.

While preliminary indications of the desired effects on memory and cognition may be obtained from this study, psychological testing of patients with Alzheimer's disease is characterized by a high level of variability. Full-scale Phase II studies designed to achieve significance on broad psychological scales will require larger numbers of patients. The Company is hopeful that the results from this preliminary study will encourage prospective pharmaceutical company partners to commit the financial and other resources to undertake additional clinical studies.

SCHIZOPHRENIA

Schizophrenia is a major health care problem. The worldwide incidence of the disease is approximately one percent, regardless of ethnic, cultural or socioeconomic status. On any given day, approximately 100,000 of the estimated two million U.S. patients with schizophrenia are in public mental hospitals.

Schizophrenia typically develops in late adolescence or early adulthood, and is best understood as a syndrome, or collection of symptoms. These are generally characterized as POSITIVE SYMPTOMS (delusions and hallucinations), NEGATIVE SYMPTOMS (social withdrawal and loss of emotional responsiveness) and COGNITIVE SYMPTOMS (disordered thought and attention deficits).

The first "wonder drugs" for schizophrenia, the so-called neuroleptics or conventional anti-psychotics, were developed in the 1950s and 1960s. These drugs, such as chlorpromazine and haloperidol, helped to reduce the positive symptoms of the disease, and greatly reduced the need for chronic hospitalization. However, these drugs, which are still in use today, are characterized by troublesome and occasionally life-threatening side effects. The most common side effect of conventional anti-psychotics is EPS or "extrapyramidal signs," which include restlessness and tremors. EPS side effects have a strongly negative impact on quality of life and tend to lead to poor patient compliance with medication.

More recently, a new type of anti-psychotic agent, referred to as ATYPICAL due to the virtual lack of EPS side effects, has been developed. Clozapine was the first such drug. It was first studied in the 1970s, but clinical trials were halted due to the risk of a fatal blood disorder known as agranulocytosis, and also a dose-dependent risk of seizures. Clozapine was reintroduced in the 1980s, with approval by the FDA for use in patients who cannot be adequately controlled on typical neuroleptics, either because of lack of efficacy or side effects. Risperidone is another recent clozapine-like anti-psychotic.

The newer atypical agents achieve good control of positive symptoms, partial control of negative symptoms and better patient compliance with medication due to lower levels of EPS side effects. However, schizophrenia clinicians agree that there are still substantial side effects and that the cognitive symptoms of schizophrenia are not addressed by any available agents. It is the persistence of these cognitive symptoms that keeps all but a few patients with schizophrenia from successfully reintegrating into society.

Schizophrenia has long been thought to have its biochemical basis in an overactivity of dopamine pathways projecting into certain regions of the brain. More recently, a developing body of evidence in the scientific literature suggests that schizophrenia also involves an underactivity of glutamate pathways projecting into the same areas. Cortex is therefore studying whether AMPAKINEs, which increase current flow through the AMPA subtype of glutamate receptor, might have relevance to the treatment of schizophrenia.

In late 1995, Cortex announced that Professor John Larson, a University of California, Irvine neuroscientist and Cortex consultant, found that an AMPAKINE reduced stereotypic behavior (mechanical repetition of posture or movement) in rats injected with methamphetamine. Reduction of methamphetamine-induced stereotypic behavior is widely used for initial screening of anti-psychotic drugs. The results have now been extended by scientists at both UCI and Cortex to include several additional AMPAKINEs. More recently, Cortex scientists have demonstrated that AMPAKINEs in combination with either conventional or atypical anti-psychotic drugs have additive effects in this model system.

The Company has initiated a study with CX516 in patients with schizophrenia being treated with clozapine at Massachusetts General Hospital. This study is designed as a safety study, but psychological testing will be conducted in an attempt to obtain a preliminary indication that CX516 has a beneficial effect on the symptoms of the disease, particularly the cognitive symptoms that have thus far been resistant to treatment.


CALPAIN INHIBITOR PROGRAM

Since 1989, the Company has been involved in research and early product development of inhibitors of the enzyme calpain. Calpain is a protease, a protein that digests other proteins. It is involved in a variety of biological processes throughout the body, and has been implicated in the pathology of several diseases and disorders. These include brain damage following stroke or head injury and spasming of blood vessels (vasospasm).

The Company's first target for calpain inhibitor therapeutics was brain damage following stroke. A stroke is a vascular event causing localized damage to the brain. There are two general categories of stroke: ischemic stroke, which is due to a blockage of blood flow, and hemorrhagic stroke, in which a blood vessel bursts in the brain. In either case, the insult to the brain is often immediately life-threatening and initiates a cascade of molecular events that ultimately leads to permanent brain damage. Each year more than 500,000 Americans experience a stroke. Approximately 150,000 die, and most survivors are left with some degree of permanent residual disability due to damage to brain tissue. Although stroke is the third leading cause of death in the U.S., no satisfactory therapy yet exists to limit or reverse the brain damage brought on by this condition.

Interruption of the supply of oxygen and nutrients to the brain following a stroke is not in and of itself responsible for the widespread destruction of neurons that often follows. Rather, it is believed that these disruptions trigger biochemical changes that lead over a period of hours or days to death of the affected neurons. It is now fairly well accepted that this crucial period of time between a stroke and the actual death of brain cells provides a "window of opportunity" during which a therapy might be administered, to limit or prevent damage to nerve cells and thereby maintain their viability until homeostasis is re-established following an ischemic episode.

Ischemia-induced release of expressive glutamate appears to initiate the cascade. Glutamate builds up in the extra-cellular space following a stroke, allowing an excessive amount of calcium to enter nerve cells. This causes excessive activation of certain calcium-dependent enzymes, including calpain. At higher levels, calpain can degrade the neuron's cytoskeleton and cause progressively greater damage. Eventually the cell is no longer able to recover.

In calendar 1990 and 1991, Cortex established laboratory models of ischemia and used them to identify a range of calpain inhibitor compounds that appeared to have the potential to block brain damage due to stroke and other ischemic events. In January 1992, Cortex entered into a Development and License Agreement, which was amended in October 1992, (the "Alkermes Agreement") with Alkermes, Inc. ("Alkermes"), a larger neuroscience company. Cortex granted to Alkermes an exclusive worldwide license, with a right to sublicense, to commercialize products using the Company's calpain inhibitor technology for products for the prevention or treatment of acute and chronic neurodegenerative diseases and disorders of the nervous system.

Subsequently, Cortex shifted its own emphasis into calpain inhibitor research outside the nervous system. The Company was particularly active in investigating the potential role of calpain inhibitors as therapeutics for the treatment of vasospasm and restenosis, two serious vascular disorders. The Company established research collaborations and began screening compounds for these purposes, and reported on its progress in its 1993 annual report. This report of progress included a discussion of the Company's research in cerebral vasospasm, which involved reversal of an existing spasm of blood vessels in the brain. In October 1993, Alkermes notified the Company that Alkermes believed that it had rights to this indication under the Alkermes Agreement. On November 19, 1993, Alkermes filed an action in U.S. District Court in Massachusetts alleging that the Company had breached the Alkermes Agreement by developing calpain inhibitors for cerebral vasospasm.

On October 5, 1995, the Company and Alkermes agreed to a settlement of the dispute. Alkermes agreed to dismiss its action against the Company and to relinquish all rights previously granted them by the Company, as well as rights to related technologies developed by Alkermes subsequent to October 6, 1992. In connection with the settlement, the Company issued to Alkermes a $1,000,000 non-transferable, three-year promissory note accruing interest semi-annually at the federal funds rate. The Company also committed to pay Alkermes a graduated royalty on calpain inhibitor development proceeds, as defined and subject to certain limitations. The Company has reinstituted an active research program on calpain inhibitors, and recently confirmed in an animal model the earlier finding that calpain inhibitors are capable of blocking vasospasm. Cortex presently intends to seek, with the assistance of its advisor, Vector Securities International, Inc., a larger pharmaceutical company partner for the further development of the calpain inhibitor technology.

MANUFACTURING

Cortex has no experience in manufacturing pharmaceutical products and relies, and presently intends to rely, on the manufacturing and quality control expertise of contract manufacturing organizations or prospective corporate partners. There is no assurance that the Company will be able to enter into arrangements for manufacturing of its proposed products on favorable terms.

MARKETING

The Company has no experience in the marketing of pharmaceutical products and does not anticipate having the resources to distribute and broadly market any products that it may develop. The Company will therefore continue to seek commercial development arrangements with other pharmaceutical companies for its proposed products. However, in entering into such arrangements, the Company will seek to retain the right to co-promote certain products in the United States to selected medical specialties (such as geriatric physicians, neurologists and psychiatrists). The Company believes that these specialties can be effectively addressed with a relatively small sales force. There is no assurance that the Company will be able to enter into co-promotional arrangements in connection with its licensing activities, or that any retention of co-promotional rights will lead to greater revenues for the Company.

TECHNOLOGY RIGHTS AND COLLABORATIVE AGREEMENTS

AMPA RECEPTOR MODULATING COMPOUNDS

Effective June 25, 1993, Cortex entered into an agreement with the Regents of the University of California, under which Cortex secured exclusive commercial rights to AMPA receptor modulating compounds (AMPAKINEs) for the treatment of deficits of memory and cognition. Under the agreement, the Company paid an initial license fee and is obligated to make additional payments, including license maintenance fees creditable against future royalties, over the course of initiating and conducting human clinical testing and obtaining regulatory approvals. When and if sales of licensed products commence, the Company will begin paying royalties on net sales.

CALPAIN INHIBITORS

Effective February 11, 1991, Cortex entered into a series of agreements with Georgia Tech Research Corporation, the licensing arm of the Georgia Institute of Technology ("Georgia Tech"), under which Cortex secured exclusive commercial rights, for selected disorders, to several novel classes of chemical compounds that the Company has demonstrated are effective as calpain inhibitors. Under the agreement, the Company paid an initial license fee and is obligated to make additional payments, including license maintenance fees creditable against future royalties, over the course of initiating and conducting human clinical testing and obtaining regulatory approvals. When and if sales of licensed products commence, the Company will begin paying royalties on net sales.

PATENTS AND PROPRIETARY RIGHTS

The Company is aggressively pursuing patent protection of its technologies. Cortex owns, or has exclusive rights (within its areas of product development) to, a number of issued U.S. patents and a range of U.S. patent applications and their international counterparts.

There can be no assurance that issued patents, whether already issued or issuing in the future in connection with current or future patent applications, will afford effective protection against competitors with similar technology. There can also be no assurance that any patents issued or licensed to Cortex will not be infringed upon or designed around by others. Further, since issuance of a patent does not guarantee the right to practice the claimed invention, there can be no assurance that others will not obtain patents that the Company would need to license or design around in order to practice its patented technologies, or that licenses that might be required to practice these technologies due to patents of others would be available on reasonable terms. Additionally, there can be no assurance that any unpatented manufacture, use or sale of the Company's technology, processes or products will not infringe on patents or proprietary rights of others, and the Company may be unable to obtain licenses or other rights to these other technologies that may be required for commercialization of the Company's proposed products or processes.

Cortex relies to a certain extent upon unpatented proprietary technology, and may determine in some cases that its interests would be better served by reliance on trade secrets or confidentiality agreements rather than patents. No assurance can be made that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to or disclose such technology. In addition, there is no assurance that Cortex can meaningfully protect its rights in such unpatented proprietary technology or that others will not wrongfully obtain such technology.

On December 8, 1994, the United States adopted the Uruguay Round Agreements Act ("URAA") to implement the General Agreement on Tariffs and Trade ("GATT"). The URAA significantly alters many United States intellectual property laws. One of the most significant changes is to patent term length. Any patent issued on an application filed on or after June 8, 1995 will have a term that begins on the date the patent issues and ends 20 years from the earliest United States filing date claimed in the patent. This is in contrast to the 17-year term measured from the patent issue date, which has been the law in the United States for nearly two centuries. Given the significance of this change, the new law has a transition provision that applies to patents issuing on applications filed before June 8, 1995 and to all patents still in force on June 8, 1995. The term for these patents is the longer of either 17 years from the date of issuance or 20 years from the earliest United States filing date. These changes are not presently expected to have a material impact on the Company's business.

If Cortex is unable to obtain strong protection of its proprietary rights in its products or processes prior to or after obtaining regulatory clearance, whether through patents, trade secrets or otherwise, competitors may be able to market competing products by obtaining regulatory clearance through demonstration of equivalency to the Company's products, without being required to conduct the same lengthy clinical tests conducted by the Company.

GOVERNMENT REGULATION

In order to test, produce and market human therapeutic products in the United States, mandatory procedures and safety standards established by the Food and Drug Administration ("FDA") must be satisfied. Obtaining FDA approval has historically been a costly and time-consuming process. Although Cortex has initiated Phase I (safety) testing in Europe, it has not yet filed a Notice of Claimed Investigational Exemption for a New Drug ("IND") with the FDA for testing in the United States. The Company is conducting Phase I/II studies in the U.S. with CX516 in Alzheimer's disease patients and in patients with schizophenia under INDs filed by its clinical collaborators. It is the Company's intent that a larger pharmaceutical company partner or partners, which the Company is seeking, will pursue the required regulatory approvals to conduct larger-scale clinical tests in the United States and elsewhere.

Clinical trials are normally conducted in three phases. Phase I trials are concerned primarily with the safety of the drug, involve fewer than 100 subjects, and may take from six months to over a year. Phase II trials normally involve a few hundred patients and are designed primarily to demonstrate effectiveness in treating or diagnosing the disease or condition for which the drug is intended, although short-term side effects and risks in people whose health is impaired may also be examined. Phase III trials may involve up to several thousand patients who have the disease or condition for which the drug is intended, to approximate more closely the conditions of ordinary medical practice. Phase III trials are also designed to clarify the drug's benefit-risk relationship, to uncover less common side effects and adverse reactions, and to generate information for proper labeling of the drug. The FDA receives reports on the progress of each phase of clinical testing, and may require the modification, suspension, or termination of clinical trials if an unwarranted risk is presented to patients. The FDA estimates that the clinical trial period of drug development can take from two to ten years, and averages five years. With certain exceptions, once clinical testing is completed, the sponsor can submit a New Drug Application ("NDA") for approval to market a drug. The FDA's review of an NDA is also lengthy and on average takes approximately two and one-half years.

Therapeutic products that may be developed and sold by the Company outside the United States will be subject to regulation by the various countries in which they are to be distributed. In addition, products manufactured in the United States that have not yet been cleared for domestic distribution will require FDA approval in order to be exported to foreign countries for distribution there.

There can be no assurance that any required FDA or other governmental approval will be granted or, if granted, will not be withdrawn. Governmental regulation may prevent or substantially delay the marketing of the Company's proposed products, or cause the Company to undertake additional procedures, which may be both costly and lengthy, and thereby furnish a competitive advantage to the competitors of the Company or its licensees.

Cortex does not have the financial and other resources to conduct the clinical testing and other procedures required to obtain approval to market its products and, accordingly, will be dependent on entering into joint ventures or other collaborative arrangements with third parties with the required resources in order to obtain the needed approvals. Cortex intends to enter into license or other arrangements with larger pharmaceutical companies under which those companies would conduct the required clinical trials and bear the expenses of obtaining FDA approval for most or all of its proposed products. There can be no assurance that Cortex will be able to enter into such arrangements on favorable terms, or at all, or that such arrangements will ultimately result in obtaining the necessary governmental approvals.

COMPETITION

The pharmaceutical industry is characterized by rapidly evolving technology and intense competition. Many companies of all sizes, including both major pharmaceutical companies and specialized biotechnology companies, are engaged in activities similar to those of Cortex. A number of drugs intended for the treatment of Alzheimer's disease, age-related cognitive deficits, stroke and other neurodegenerative diseases and disorders are on the market or in the later stages of clinical testing. For example, over 25 drugs are under clinical investigation in the U.S. for the treatment of Alzheimer's disease. The Company's competitors have substantially greater financial and other resources and larger research and development staffs. Larger pharmaceutical company competitors also have significant experience in preclinical testing, human clinical trials and regulatory approval procedures.

In addition, colleges, universities, governmental agencies and other public and private research organizations will continue to conduct research and are becoming more active in seeking patent protection and licensing arrangements to collect license fees, milestone payments and royalties in exchange for license rights to technology that they have developed, some of which may be directly competitive with that of the Company. These institutions also compete with companies such as Cortex in recruiting highly qualified scientific personnel.

The Company expects technological developments in the neuropharmacology field to continue to occur at a rapid rate and expects that competition will remain intense as advances continue to be made. Although the Company believes, based on the technical qualifications, expertise and reputations of its Scientific Directors, consultants and other key scientists, that it will be able to compete in the discovery and early clinical development of therapeutics for neurological disorders, the Company does not have the resources, and does not presently intend, to compete with major pharmaceutical companies in the areas of later stage clinical testing, manufacturing and marketing.


PRODUCT LIABILITY INSURANCE

The clinical testing, manufacturing and marketing of the Company's products may expose the Company to product liability claims. The Company maintains liability insurance with coverage limits of $5 million per occurrence and $5 million in the annual aggregate. Although the Company has never been subject to a product liability claim, there can be no assurance that the coverage limits of the Company's insurance policies will be adequate or that one or more successful claims brought against the Company would not have a material adverse effect upon the Company's business, financial condition and results of operations. Further, if AMPALEX or any other compound is approved by the FDA for marketing, there can be no assurance that adequate product liability insurance will be available, or if available, that it will be available at a reasonable cost. Any adverse outcome resulting from a product liability claim could have a material adverse effect on the Company's business, financial condition and results of operations.

EMPLOYEES

As of May 31, 1997, Cortex had 22 full-time employees and one part-time employee and had engaged ten part-time Ph.D.-level scientific consultants. Of the 22 full-time employees, 15 are engaged in research and development and seven are engaged in management and administrative support. The Company also sponsors a substantial amount of research in academic laboratories.

FACILITIES

The Company leases approximately 30,000 square feet of office, research laboratory and expansion space under an operating lease that expires May 31, 1999, with an additional five-year option at 95% of the then fair market rental rate. Current monthly rent on these facilities is approximately $20,000. The Company believes that this facility will be adequate for its research and development activities for at least the next three years.

LEGAL PROCEEDINGS

The Company is not a party to any material legal proceedings.


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                                      MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND SCIENTIFIC DIRECTORS

The directors, executive officers and scientific directors of the Company are as follows:

    Name                          Age       Position
    --------------------------------------------------------------------------

    Robert F. Allnutt (2)          62       Director
    Carl W. Cotman, Ph.D. (1)      57       Director, Scientific Director
    Michael G. Grey (1)            44       Director
    D. Scott Hagen                 41       Vice President and Chief Financial
                                            Officer, Corporate Secretary
    Gary S. Lynch, Ph.D.           53       Scientific Director
    Harvey S. Sadow, Ph.D. (2)     74       Chairman of the Board, Director
    Vincent F. Simmon, Ph.D.       53       President and Chief Executive
                                            Officer, Director
    Davis L. Temple Jr., Ph.D. (1) 53       Director

    (1)  Member of the Compensation/Stock Option Committee.
    (2)  Member of the Audit Committee.

ROBERT F. ALLNUTT was elected as a director in December 1995. Mr. Allnutt was Executive Vice President of the Pharmaceutical Manufacturers Association from May 1985 until February 1995 and was Vice President for Governmental Relations of Communications Satellite Corporation from May 1984 until May 1985. Prior to 1984, Mr. Allnutt held numerous positions in the Federal Government for 25 years, including 15 years at NASA, where his positions included Associate Deputy Administrator, the third ranking position in the agency. Mr. Allnutt is a director of Penederm, Inc., a developer and marketer of specialized dermatology products. He also serves as a member of the Board of Directors of the National Health Council and the National Council on the Aging. Mr. Allnutt holds a B.S. in Industrial Engineering from the Virginia Polytechnic Institute and J.D. and L.L.M. degrees from George Washington University.

CARL W. COTMAN, PH.D. has been a Scientific Director of and consultant to the Company since October 1987, served as a director of the Company from March 1989 to October 1990, and was reelected as a director in November 1991. Dr. Cotman has been a Professor of Psychobiology, Neurology, and Psychiatry at the University of California, Irvine since 1985. He was a Professor of Psychobiology and Neurology at that University from 1983 to 1985, and has held various other teaching and research positions at that University since 1968. He chaired the Scientific Advisory Council of the American Paralysis Association and is a member of numerous professional associations and committees, including the Council of the American Society for Neurochemistry, the National Institute of Aging Task Force, the American Association for the Advancement of Science and the International Society for Neurochemistry. Dr. Cotman has served on the editorial boards of numerous scientific journals and has authored or co-authored seven books and over 400 articles in the fields of neurobiology, memory and cognition, and the recovery of function after brain injury. Dr. Cotman holds a B.A. in Chemistry from Wooster College, an M.A. in Analytical Chemistry from Wesleyan University, and a Ph.D. in Biochemistry from Indiana University.

MICHAEL G. GREY has been a director of the Company since September 1994. Since November 1994, Mr. Grey has been President of BioChem Therapeutic Inc., a wholly-owned subsidiary of BioChem Pharma Inc., an international biopharmaceutical company. From January 1994 to October 1994, Mr. Grey was Senior Vice President, Corporate Development of Titan Pharmaceuticals, Inc. a biopharmaceutical holding company and President and Chief Operating Officer at Ansan, Inc., an early stage biopharmaceutical company. From 1991 until 1993, Mr. Grey served as Vice President, Corporate Development of Glaxo, Inc., and from 1989 until 1991, Mr. Grey served as Director of International Licensing of Glaxo Holdings p.l.c., and was responsible for the worldwide licensing activities of Glaxo, Inc. Mr. Grey holds a B.Sc. degree in Chemistry from the University of Notingham.

D. SCOTT HAGEN has been Vice President and Chief Financial Officer of the Company since January 1992, and was Vice President-Finance and Administration from September 1988 through December 1991. He served as Acting President and Chief Operating Officer from October 1995 to May 1996. Mr. Hagen has been Corporate Secretary since August 1991. From 1981 to August 1988, he was employed by Chembiomed Ltd., a Canadian biopharmaceutical company, where he served in a progression of scientific and administrative positions. Mr. Hagen holds a B.Sc. in Biochemistry and an M.B.A. from the University of Alberta in Edmonton, Canada.

GARY S. LYNCH, PH.D. has been a Scientific Director of and consultant to the Company since October 1987, and served as a director of the Company from March 1988 to March 1989 and again from December 1994 to December 1995. Dr. Lynch has been a Professor in the Department of Psychobiology at the University of California, Irvine since 1981, and has held various other teaching and research positions at that University since 1969. He is a Professor at the University's Center for the Neurobiology of Learning and Memory. Dr. Lynch is a member of the Neuroscience Society and the International Brain Research Organization. He also serves on the Advisory Board of the Cognitive Neuroscience Institute. Dr. Lynch has authored and co-authored over 400 articles and a number of books in the areas of neurobiology, cognition, and memory. Dr. Lynch holds a B.A. in Psychology from the University of Delaware and a Ph.D. in Psychology from Princeton University.

HARVEY S. SADOW, PH.D. has been a director of the Company since March 1988 and Chairman of the Board of Directors since January 1991. Dr. Sadow was President and Chief Executive Officer of Boehringer Ingelheim Corporation, a major health care company, from 1971 until his retirement in January 1988 and was Chairman of the Board of that company from 1988 through December 1990. Dr. Sadow was Chairman of the University of Connecticut Foundation, the President's Council of the American Lung Association, and the Connecticut Law Enforcement Foundation and was a member of the Board of Directors of the Pharmaceutical Manufacturers Association ("PMA") and Chairman of the Board of the PMA Foundation. Dr. Sadow is also a member of several other professional committees and societies, including the American Society for Clinical Pharmacology and Therapeutics. He has published extensively in the field of treatment of diabetes mellitus.
Dr. Sadow is Chairman of Cholestech Corporation, a developer, manufacturer and seller of lipid measuring diagnostic products; a director of Penederm, Inc., a developer and marketer of specialized products in the dermatology area; and a director of several privately-held companies in the health care field. Dr. Sadow holds a B.S. from the Virginia Military Institute, an M.S. from the University of Kansas, and a Ph.D. from the University of Connecticut.

VINCENT F. SIMMON, PH.D. was appointed President and Chief Executive Officer and a director of the Company in May 1996. From November 1994 to December 1995, Dr. Simmon served as Chairman, President and Chief Executive Officer of Prototek, Inc., a privately-held biopharmaceutical company focusing on the development of protease inhibitors. From March 1990 to November 1994, Dr. Simmon served as President, Chief Executive Officer and a director at Alpha 1 Biomedicals, Inc., a biotechnology company. From February 1985 to March 1990, Dr. Simmon served as Vice President for Biomedical and Biotechnology Research at W.R. Grace and Co. From 1979 to 1985, Dr. Simmon served in varying capacities including Senior Vice President of Research and Development for Genex Corporation, a genetic engineering company, and from 1973 to 1979 in varying capacities including Assistant Director, Department of Toxicology for SRI International, a consulting company. Dr. Simmon has served as a governor of the Emerging Companies Section of BIO (Biotechnology Industrial Organization) and a director of the Chemical Industries Institute for Toxicology (Research Triangle Park). Dr. Simmon holds a B.A. degree in Biology and Chemistry from Amherst College, a M.S. degree from the University of Toledo in Plant Physiology and a Ph.D. degree in Molecular Biology from Brown University. Dr. Simmon was a post-doctoral fellow from 1971 to 1973 at Stanford University.

DAVIS L. TEMPLE, JR., PH.D. has been a director of and consultant to the Company since March 1994. He served as comember of the Office of the Chief Executive of the Company from October 1995 to May 1996. In April 1997, Dr. Temple was appointed as Chairman and Chief Executive Officer of Cognetix, a privately held biopharmaceutical drug discovery and development company. From November 1995 until his appointment, he was a Senior Consultant for Kaufman Brothers, a New York Investment Bank. Prior to that, from January 1994 to November 1995 he was a Managing Director at Stover Haley Burns, Inc., a life science advisory group. From 1990 until 1993, Dr. Temple served as Vice President, CNS Drug Discovery, of Bristol-Myers Squibb and from 1984 to 1990 he served as Senior Vice President, CNS Research at Bristol-Myers Company. Dr. Temple holds a B.S. degree in Pharmacy from Louisiana State University and a Ph.D. degree in Medicinal Chemistry and Pharmacology from the University of Mississippi.

OTHER OFFICERS

PHILIP N. HAMILTON has been Vice President, Business Development since October 1995. From January 1995 to October 1995 he was an independent consultant to a number of early stage biopharmaceutical companies. From 1987 to January 1995 he was with Cambridge NeuroScience, Inc., where he served in a progression of scientific and administrative positions, most recently as Director, Licensing and Strategic Alliances, with responsibility for corporate partnering, new business opportunities and licensing. Prior to joining Cambridge NeuroScience, Mr. Hamilton was engaged in research at Harvard Medical School and St. George's Medical School, London, U.K. Mr. Hamilton holds a B.Sc.(Hons) in Pharmacology from the University of Edinburgh in Scotland, where he also completed four years of graduate level research in Neurobiology. He holds an M.B.A. from Suffolk University, Boston.

GARY A. ROGERS, PH.D. has been Vice President, Pharmaceutical Discovery since June 1995. In February 1994, he founded Ligand Design, a private contract design and synthesis firm located in Santa Barbara. From 1987 to 1994, Dr. Rogers served as an associate research biochemist at the University of California, Santa Barbara. Prior to that, he held a succession of research and faculty positions at universities in the United States and abroad, including three years as an assistant adjunct professor of bio-organic chemistry under Dr. Paul Boyer at the University of California, Los Angeles and four years as an assistant professor at the University of Texas. Dr. Rogers is a co-inventor of the AMPAKINE family of AMPA receptor modulating compounds. He holds a B.S. degree in organic chemistry from the University of California, Los Angeles and a Ph.D. in bio-organic chemistry from the University of California, Santa Barbara.

EXECUTIVE COMPENSATION

The following table sets forth summary information concerning compensation paid or accrued by the Company for services rendered during the three fiscal years ended June 30, 1996 to the Company's Chief Executive Officer and to the other executive officer employed by the Company as of June 30, 1996.

                                                         SUMMARY COMPENSATION TABLE
                                                                                          Long Term
                                            Annual Compensation                       Compensation Awards
                                       ------------------------------               -----------------------

Name and                                                          Other Annual                  All Other
Principal Position             Year       Salary      Bonus       Compensation (3)  Options(#)  Compensation
------------------------------------------------------------------------------------------------------------

Vincent F. Simmon, Ph.D. (1)   1996     $ 25,000    $20,410           $ 3,613         180,000      $      --
President and Chief
Executive Officer

D. Scott Hagen                 1996     $128,751    $18,750           $14,636          11,000      $      --
Vice President,                1995      124,583     15,000             9,346          15,000             --
Chief Financial Officer        1994      114,035     25,000             9,577              --             --
and Secretary

Alan A. Steigrod (2)           1996     $ 66,667    $31,500           $53,077              --       $     --
President and Chief            1995      207,400         --            12,559         195,600 (4)         --
Executive Officer              1994      196,602     74,000            17,483         119,500             --

-------------------------

(1) Dr. Simmon was appointed President and Chief Executive Officer on May 15, 1996.
(2) Mr. Steigrod resigned as President and Chief Executive Officer on October 31, 1995.
(3) Accrued or paid-out vacation pay, sick pay and/or relocation reimbursements, and in the case of Mr. Steigrod, includes $50,000 in severance pay.
(4) Represents options issued to replace 195,600 canceled options.

OPTION MATTERS

OPTION GRANTS. The following table sets forth certain information concerning grants of stock options to each of the Company's executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 1996.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                         % of Total
                                           Options
                                          Granted to
                                Options   Employees in   Exercise    Expiration
    Name                        Granted   Fiscal Year    Price($/Sh)     Date
    ---------------------------------------------------------------------------

    Vincent F. Simmon, Ph.D.    180,000          74%       $5.63       05/15/06

    D. Scott Hagen               11,000           5%       $7.25       02/19/06

    Alan A. Steigrod                --            0%          --             --

    ----------------------


OPTION EXERCISES. The following table sets forth certain information concerning the exercise of options by each of the Company's executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 1996, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of June 30, 1996. Also reported are the values for "in the money" options which represent the positive spread between the exercise prices of any such existing stock options and $4-3/8, the last sale price of Common Stock on June 30, 1996 as reported by Nasdaq.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES


                                            Value Realized
                                            (market price                                  Value of Unexercised
                                              at exercise      Number of Unexercised           In-the-Money
                         Shares Acquired    less exercise        Options at FY-End           Options at FY-End
Name                         on Exercise            price)   Exercisable Unexercisable    Exercisable Unexercisable
-------------------------------------------------------------------------------------------------------------------
Vincent F. Simmon, Ph.D.               0                $0         4,999       175,001             $0            $0

D. Scott Hagen                         0                 0        26,950        23,050         30,938        14,062

Alan A. Steigrod                 194,300           173,077             0             0              0             0



EMPLOYMENT AND CONSULTING AGREEMENTS

Vincent F. Simmon joined the Company as President and Chief Executive Officer in May 1996. His employment agreement entitles Dr. Simmon to a base salary of $200,000 per year as well as an annual bonus of from 15% to 50% of his base salary, at the discretion of the Board of Directors of the Company. In addition, Dr. Simmon received a one-time signing bonus of $23,500. In connection with his employment, Dr. Simmon was granted options to purchase 180,000 shares of Common Stock at an exercise price of $5.625 per share, representing 100% of the fair market value as of the grant date. The options vest evenly each month over a three-year period commencing one month from the date of grant and have a ten-year term.

Mr. Hagen entered into an employment agreement with the Company commencing September 1, 1988. The employment agreement has been extended and renewed for additional terms, most recently as of January 1, 1997 for a term ending
December 31, 1997. The agreement provides for a base salary of $141,113 with an annual bonus of between $10,000 and $30,000. In December 1993, options to purchase a total of 14,000 shares of Common Stock at an exercise price of $2.50 per share, which were originally granted in 1989, were extended by the Stock Option Committee for an additional three-year period, or until February 1997. The aggregate difference between exercise price and fair market value of the Common Stock on the date of the extension was recorded as compensation expense. In the event that Mr. Hagen's employment is terminated other than for cause or as a result of his voluntary resignation, death or disability, he will receive a severance payment equal to six months' salary.

Drs. Carl W. Cotman and Gary S. Lynch (both of whom are co-founders and Scientific Directors of the Company) have each entered into a consulting agreement with the Company that provides for the payment of an annual consulting fee of $30,000. In September 1994, and again in July 1995, Dr. Lynch's consulting fee was increased to $50,000 and $75,000 per year, respectively. Also in September 1994, Dr. Cotman's consulting fee was increased to $33,000 per year. The term of each consulting agreement commenced in November 1987 and will continue until terminated by the respective parties thereto. The consulting agreements obligate the respective consultants to make themselves available to the Company for consulting and advisory services for an average of three days per month. In June 1995, each of the consultants voluntarily reduced their annual consulting fees by $10,000. On March 24, 1994, the Committee granted options to purchase 5,000 shares of Common Stock, with an exercise price equal to 100% of fair market value of the Common Stock on the date of grant and vesting over a three-year period, to each of Drs. Cotman and Lynch. On December 15, 1994, the Committee granted options to purchase 20,000 shares of Common Stock with an exercise price of $3.125 per share, the then fair market value, and vesting over a four-year period to Dr. Cotman. On the same date, Dr. Lynch was granted options to purchase 70,000 shares of Common Stock at the same exercise price, and with the same vesting period. On January 4, 1996, the Stock Option Committee granted options to Dr. Lynch to purchase 100,000 shares of Common Stock with an exercise price of $3.50 per share, the then fair market value, and immediate vesting. See also "Director Compensation."

Dr. Davis L. Temple, a director of the Company, entered into a consulting agreement with the Company that included the payment of consulting fees of $10,000 for each six months of service over the period from July 1, 1994 to December 31, 1996. This agreement has since expired. In February 1995, the Stock Option Committee, in recognition of his contributions to the Company, granted Dr. Temple an option to purchase 20,000 shares of the Company's common stock at an exercise price of $2.125 per share, representing the fair market value of the common stock on that date. See also "Director Compensation."

DIRECTOR COMPENSATION

Each non-employee director (other than those who join the Board of Directors to oversee an investment in the Company) receives $1,500 at each Board of Directors meeting attended, and an additional $750 annual retainer for each committee on which he or she serves.

Under the Company's 1996 Stock Incentive Plan, each non-employee director (other than those who serve on the Board of Directors to oversee an investment in the Company) is automatically granted options to purchase 15,000 shares of Common Stock upon commencement of service as a director and additional options to purchase 6,000 shares of Common Stock on the date of each Annual Meeting of Stockholders. Non-employee directors who serve on the Board of Directors to oversee an investment in the Company receive options to purchase 7,500 shares of Common Stock upon commencement of service as a director and additional options to purchase 3,000 shares of Common Stock on the date of each Annual Meeting of Stockholders. These nonqualified options have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, have a ten-year term and vest in equal increments of 33-1/3% on each anniversary date of the dates of grant, and are otherwise subject to the terms and provisions of the 1996 Stock Incentive Plan.

                                 CERTAIN TRANSACTIONS

The Company's Restated Certificate of Incorporation provides that, pursuant to Delaware law, directors of the Company shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctions or other forms of non-monetary relief remain available under Delaware law. In addition, each director continues to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibility under any other law, such as the Federal securities laws. The Company has entered into Indemnification Agreements with each of the officers and directors that obligate the Company to indemnify such officers and directors as permitted by applicable law.

As consideration for its agreement to provide financial advisory services related to corporate finance transactions and corporate partnering activities, as amended and extended November 29, 1994, Vector Securities International, Inc. ("Vector") was paid an additional cash retainer of $50,000 and was issued a six-year non-redeemable warrant to purchase 38,293 shares of the Company's common stock at $4.57 per share, as adjusted and subject to adjustment under certain circumstances. Warrants to purchase 5,471 shares of the Company's common stock vested immediately, and warrants to purchase 16,411 shares of the Company's common stock shall vest upon the consummation of each strategic alliance when and as secured by Vector. Such strategic alliance may include, but is not limited to, a joint venture, partnership, license or other contract for the research, development, manufacture, distribution, sale or other activity relating to the Company's present or future products, the sale of any of the Company's assets or any rights to its products or technology, or a commitment to provide funding for all or part of the Company's research and development activities. For its financial advisory assistance related to the licensing of the Company's calpain inhibitor technology, in January 1995 the Company paid a $20,000 cash retainer and issued to Vector a five-year non-redeemable warrant to acquire 50,000 shares of the Company's common stock at $3.00 per share, subject to adjustment under certain circumstances. This warrant was exercised in February 1997. The Company may be required to make substantial additional payments for each strategic alliance secured by Vector. If a sale of the Company as presented by Vector is consummated, Vector may be entitled to receive a fee based on the aggregate consideration to be received by the Company. See "Description of Securities--Vector Warrants."

                                PRINCIPAL STOCKHOLDERS

    The following table sets forth, to the knowledge of the Company, certain information regarding the beneficial ownership of the Company's Common Stock as of May 31, 1997, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the Company's directors, (iii) each of the named executive officers in the Summary Compensation Table and (iv) all of the Company's executive officers and directors as a group. Except as indicated in the footnotes to this table, the Company believes that the persons named in this table have sole voting and investment power with respect to the shares of Common Stock indicated.

    DIRECTORS, NOMINEES,                SHARES       PERCENT OF
    OFFICERS, AND 5%              BENEFICIALLY      COMMON STOCK
    STOCKHOLDERS                         OWNED   BENEFICIALLY OWNED
    ---------------------------------------------------------------

    Robert F. Allnutt                    5,375 (1)         *

    Carl W. Cotman, Ph.D.              129,625 (2)        1.4

    Michael G. Grey                      9,375 (3)         *

    D. Scott Hagen                      21,167 (4)         *

    Harvey S. Sadow, Ph.D.              40,959 (5)         *

    Vincent F. Simmon, Ph.D.            94,599 (6)         *

    Alan A. Steigrod                        0              *

    Davis L. Temple, Jr., Ph.D.         24,375 (7)         *

    Quantum Partners LDC (8)           657,400            7.0
    Soros Fund Management
    888 Seventh Avenue, 33rd Floor
    New York, NY 10106

    All officers, directors and nominees
      as a group (7 persons)           325,475            3.4

--------------------

*   Less than one percent

(1) Includes 4,375 shares that may be purchased upon exercise of options within 60 days of May 31, 1997.
(2) Includes 31,625 shares that may be purchased upon exercise of options within 60 days of May 31, 1997.
(3) Includes 9,375 shares that may be purchased upon exercise of options within 60 days of May 31, 1997.
(4) Includes 20,767 shares that may be purchased upon exercise of options within 60 days of May 31, 1997.
(5) Includes 30,959 shares that may be purchased upon exercise of options within 60 days of May 31, 1997.
(6) Includes 69,999 shares that may be purchased upon exercise of options within 60 days of May 31, 1997.
(7) Includes 24,375 shares that may be purchased upon exercise of options within 60 days of May 31, 1997.
(8) According to a Schedule 13D filed by George Soros (in his capacity as sole proprietor of Soros Fund Management), these shares are held for the account of Quantum Partners LDC, which has granted investment discretion to Soros Fund Management. Mr. Soros may be deemed to be beneficial owner of such shares.

The Company is not aware of any arrangements that may at a subsequent date result in a change of control of the Company.

                              DESCRIPTION OF SECURITIES

GENERAL

The authorized capital stock of the Company consists of: 20,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which 1,250,000 shares have been designated as 9% Cumulative Convertible Preferred Stock (the "9% Preferred Stock"), 3,200,000 shares have been designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock"), 500 shares have been designated as Series D Convertible Preferred Stock (the "Series D Preferred Stock") and 400 shares have been designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock").

As of May 31, 1997, there were 9,394,249 shares of Common Stock, 110,000 shares of 9% Preferred Stock, 150,000 shares of Series B Preferred Stock, no shares of Series D Preferred Stock and no shares of Series A Preferred Stock outstanding (See Note 11 of Notes to Financial Statements). As of the same date, Vector Securities International, Inc. ("Vector") held warrants to acquire 285,096 shares of Common Stock (the "Vector Warrants") and Swartz Investments, Inc. ("Swartz") and its transferees held warrants to purchase 106,195 shares of Common Stock (the "Swartz Warrants"). Also as of May 31, 1997, there were 717 record holders of Common Stock, 4 record holders of 9% Preferred Stock, 3 record holders of Series B Preferred Stock, one record holder of the Vector Warrants and ten record holders of the Swartz Warrants.

In addition, as of May 31, 1997 the Company had reserved an aggregate of 919,103 shares of Common Stock for issuance upon exercise of outstanding stock options held by employees and officers, directors and consultants to the Company, 14,667 shares for issuance upon conversion of the 9% Preferred Stock, 14,717 shares for issuance upon conversion of the Series B Preferred Stock, 285,096 shares for issuance upon exercise of the Vector Warrants and 106,195 shares for issuance upon exercise of the Swartz Warrants.

COMMON STOCK

Holders of shares of Common Stock are entitled to one vote per share held of record on all matters submitted to a vote of stockholders, including the election of directors. The holders are entitled to receive dividends when, as and if declared by the Board of Directors, in its discretion, out of funds legally available therefor, subject to preferences that may be applicable to any outstanding shares of Preferred Stock. See "Dividend Policy." In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all of the assets of the Company remaining after payment of liabilities and after payment of any preferential amounts to which holders of shares of the 9% Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock and any other series of Preferred Stock that may be outstanding in the future, may be entitled. Holders of Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All of the outstanding shares of Common Stock are, and the Shares of Common Stock when issued will be, fully paid and nonassessable.

WARRANTS

On July 23, 1993, in connection with the appointment of Vector Securities International, Inc. as exclusive financial advisor to the Company, Cortex issued to Vector a non-redeemable warrant to purchase 12,166 shares of Common Stock at a price of $6.37 per share, as adjusted and subject to further adjustment under certain circumstances such as stock splits or stock dividends, at any time through July 22, 1998.

On December 1, 1993, in connection with the closing of a private placement of 2,750,000 shares of Common Stock, for which Vector acted as placement agent, the Company issued to Vector a similar warrant to purchase 274,200 shares of Common Stock at a price of $9.375 per share at any time through November 30, 1998. As consideration for Vector's assistance in reaching the settlement with Alkermes, this warrant was canceled and reissued as a new warrant to purchase 234,637 shares of the Company's common stock at $5.37 per share, as adjusted and subject to further adjustment, at any time through January 15, 2000.

As consideration for its agreement to provide financial advisory services related to corporate finance transactions and corporate partnering activities, as amended and extended November 29, 1994, Vector was issued a six-year non-redeemable warrant to purchase 38,293 shares of the Company's common stock at $4.57 per share, subject to adjustment under certain circumstances. Warrants to purchase 5,471 shares of the Company's common stock vested immediately, and warrants to purchase 16,411 shares of the Company's common stock shall vest upon the consummation of each strategic alliance, as defined, when and as secured by Vector.

For its financial advisory assistance related to the licensing of the Company's calpain inhibitor technology, in January 1995 the Company issued Vector a five-year non-redeemable warrant to acquire 50,000 shares of the Company's common stock at $3.00 per share, subject to adjustment under certain circumstances, such as stock splits or stock dividends. This warrant was exercised in February 1997.

On December 8, 1995, in connection with a private placement of Series C Preferred Stock, the Company issued to Swartz Investments, Inc. a five-year non-redeemable warrant to purchase 106,195 shares of the Company's common stock at an exercise price of $2.825. Swartz Investments, Inc. subsequently transferred all of such warrants.

In connection with the issuance of 200 shares of Series A Preferred Stock, on June 5, 1997 the Company issued four-year warrants to purchase an aggregate of 400,000 shares of the Company's common stock at an exercise price of $3.08 per share. The Company is committed to issue additional four-year warrants to purchase 400,000 shares of the Company's common stock in the second closing of the private placement. The exercise price for these warrants will also be $3.08 per share, subject to adjustment under certain circumstances.

PREFERRED STOCK

The holders of the 9% Preferred Stock are not entitled to vote for the election of directors or upon any other matter presented to the stockholders, except and to the extent provided by applicable law. The holders of the 9% Preferred Stock are entitled to receive cumulative dividends, from and after June 15, 1989, at the rate of $.09 per share per annum, out of funds legally available therefor, when and as declared by the Board of Directors. Upon any liquidation, dissolution or winding up of the Company, or any merger or consolidation of the Company or other transaction in which more than 50% of the Company's voting power is transferred (except for an issuance of the Company's securities), the holders of the 9% Preferred Stock are entitled to receive an amount equal to $1.00 per share plus accrued and unpaid dividends. The holders of the 9% Preferred Stock are not entitled to share in assets remaining after such preference is satisfied. The Company has the right at any time to redeem the 9% Preferred Stock, in whole or in part, upon not less than 30 days' nor more than 60 days' written notice, at a price of $1.00 per share.

Each share of 9% Preferred Stock is convertible at any time at the option of the holder thereof into approximately 0.1333 shares of Common Stock, for an effective conversion price of $7.50 per share, subject to adjustment under certain circumstances. Upon conversion of 9% Preferred Stock, accrued and unpaid dividends pertaining thereto do not convert to Common Stock, but rather are credited to additional paid-in capital.

The holders of Series B Preferred Stock are not entitled to vote for the election of directors or upon any other matter presented to the stockholders, except and to the extent provided by applicable law. In the event of any liquidation, dissolution, winding-up or other distribution of the assets of the Company, holders of Series B Preferred Stock are entitled to receive, after payment of the full liquidation preference to holders of 9% Preferred Stock, an amount equal to $0.6667 per share of Series B Preferred Stock. The Company has the right to redeem the Series B Preferred Stock for $0.6667 per share. Each share of Series B Preferred Stock is convertible at any time at the option of the holder thereof into approximately 0.09812 shares of Common Stock at an effective conversion price of $6.795 per share, subject to adjustment under certain circumstances.

Holders of the Series A Preferred Stock are not entitled to vote for the election of directors or upon any other matter presented to the stockholders, except to the extent provided by law. Prior to August 20, 1997, each share of Series A Preferred is convertible into common stock at an effective conversion price equal to the lowest of the dollar volume weighted average sales prices of the common stock during the five trading days immediately preceding the date of conversion (the "Average Stock Price"). On or after August 20, 1997, the effective conversion price will be equal to 80% of the Average Stock Price if the Average Stock Price is greater than $2.50 per share; $2.00 per share if the Average Stock Price is less than $2.50 but greater than $2.10 per share; or 95% of the Average Stock Price if the Average Stock Price is less than or equal to $2.10 per share. The applicable conversion rate is subject to adjustment at the rate of six percent per annum based on the length of the period from issuance of the Series A Preferred Stock until the applicable conversion. The Company intends to sell an additional 200 shares of Series A Preferred Stock three business days following the effectiveness of the registration statement of which this Prospectus is a part, which covers resales of common stock issuable upon conversion of the Series A Preferred Stock. Provided the effective conversion price for a given conversion is equal to or greater than $2.75 per share, the holder of the Series A Preferred Stock may purchase up to the same number of common shares as such holder is acquiring upon such conversion of Series A Preferred Stock, at such effective price. Any election to exercise this right to purchase additional shares must be made at the time of conversion of the related Series A Preferred Stock, and is forfeited to the extent that it is not fully exercised at such time. Holders of the Series A Preferred Stock have a liquidation preference, after payment of full liquidation preference to holders of the 9% and Series B Preferred Stock, of an amount equal to $10,000 per share, plus 6% per year or portion thereof that such share is outstanding. The holder may elect to redeem the Series A Preferred Stock under certain circumstances, such as the delisting of the Company's Common Stock from Nasdaq, at prices up to 125% of the liquidation preference. Any shares of Series A Preferred Stock that remain outstanding three years from the date of issuance of such shares automatically convert into Common Stock at the then applicable rate of conversion.

The Restated Certificate of Incorporation of the Company authorizes the issuance of 5,000,000 shares of Preferred Stock, of which 549,100 shares remain undesignated. The Board of Directors, within the limitations and restrictions contained in the Restated Certificate of Incorporation and without further action by the Company's stockholders, has the authority to issue this undesignated Preferred Stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. If shares of Preferred Stock with voting rights are issued, such issuance could affect the voting rights of the holders of the Company's Common Stock by increasing the number of outstanding shares entitled to vote and by the creation of class or series voting rights. In addition, any further issuance of Preferred Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Common Stock. Other than the shares of 9% Preferred Stock, Series B Preferred Stock and Series A Preferred Stock, there are no shares of Preferred Stock currently issued and outstanding and the Company has no present plans to issue any additional shares of Preferred Stock or to establish or designate any new series of Preferred Stock.

TRANSFER AGENT AND WARRANT AGENT

American Stock Transfer and Trust Company, 40 Wall Street, New York, New York, 10005 serves as Transfer Agent for the Common Stock, 9% Preferred Stock and Series B Preferred Stock of the Company.

                                 SELLING STOCKHOLDERS

The Shares are to be offered by and for the respective accounts of the Selling Stockholders. The number of Shares which each Selling Stockholder may offer is as follows:

                                                              Shares offered
                                        Owned Before Offering        pursuant     Owned After Offering
                                        ---------------------         to this     --------------------
Selling Stockholder                         Shares   Percent       Prospectus       Shares    Percent
--------------------------------------------------------------------------------------------------------
Nelson Partners                            -- (1)     -- (1)        1,052,312 (1)        0          0
Olympus Securities, Ltd.                   -- (1)     -- (1)        1,052,311 (1)        0          0
Heracles Fund                              -- (1)     -- (1)          526,156 (1)        0          0
Themis Partners L.P.                       -- (1)     -- (1)          526,156 (1)        0          0
MichaelAngelo, L.P.                        -- (1)     -- (1)          210,462 (1)        0          0
Raphael, L.P.                              -- (1)     -- (1)          210,462 (1)        0          0
Angelo, Gordon & Co. L.P.                  -- (1)     -- (1)          157,847 (1)        0          0
GAM Arbitrage Investments, Inc.            -- (1)     -- (1)          157,847 (1)        0          0
AG Super Fund, L.P.                        -- (1)     -- (1)          105,231 (1)        0          0
AG Super Fund International
  Partners, L.P.                           -- (1)     -- (1)          105,231 (1)        0          0
AG Long Term Super Fund, L.P.              -- (1)     -- (1)          105,231 (1)        0          0
Bronnum, Dwight B.                      1,500 (2)      *                1,500            0          0
Bury, Lance T.                          5,000 (2)      *                5,000            0          0
Enigma Investments                      3,451 (2)      *                3,451            0          0
Hale, Joseph H.                        13,274 (2)      *               13,274            0          0
Hathorn, P. Bradford                    5,000 (2)      *                5,000            0          0
Hopkins, Robert L.                      1,500 (2)      *                1,500            0          0
Kendrick Family Partnership L.P.       32,987 (2)      *               32,987            0          0
Krusen, Charles                         8,496 (2)      *                8,496            0          0
Peteler, David K.                       2,000 (2)      *                2,000            0          0
Swartz Family Partnership, L.P.        32,987 (2)      *               32,987            0          0
Vector Securities International, Inc. 285,096 (3)     2.9             285,096            0          0

----------------------------
     *   Less than one percent

(1) Together these investors purchased, in the aggregate, 200 shares of Series A Preferred Stock and warrants to purchase 400,000 shares of Common Stock in June 1997 and, subject to certain conditions outside the control of the investors, are obligated to purchase an additional 200 shares of Series A Preferred Stock and warrants to purchase a further 400,000 shares of Common Stock. The Series A Preferred Stock is convertible into Common Stock at conversion prices that may vary and, at conversion prices greater than or equal to $2.75 per share of Common Stock, gives rise to a right to purchase additional shares of Common Stock at the effective conversion price. See "Description of Securities -- Preferred Stock" and Note 11 of Notes to Financial Statements. As a result, in order to provide for the effects of possible future declines in the market value of the Company's Common Stock, the number of shares owned before the offering is presently indeterminable and the number of shares offered pursuant to the Prospectus in the table above has been adjusted upward by 25% from the number of shares that would apply were all of the shares of Series A Preferred Stock converted into shares of Common Stock, and the additional purchase right associated with such conversion fully exercised, as of the date of filing of the Registration Statement of which this Prospectus is a part. The amounts listed above therefore include shares issuable upon (i) conversion of Series A Preferred Stock, (ii) exercise of the right to purchase additional shares and (iii) exercise of the warrants. See "Risk Factors -- Shares Eligible for Future Sale; Dilution; Control" and "Description of Securities -- Preferred Stock."

(2) Represents shares of Common Stock that may be acquired upon exercise of warrants.

(3) Represents shares of Common Stock that may be acquired upon exercise of warrants. Vector Securities International, Inc. acts as an advisor to the Company on corporate partnering matters. See "Certain Transactions."

                                 PLAN OF DISTRIBUTION

The Company has been advised by each Selling Stockholder that the Selling Stockholder may sell its Shares from time to time in transactions on Nasdaq in negotiated transactions, by writing options on the Shares or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. The Selling Stockholders may effect these transactions by selling the Shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom the broker-dealer may act as an agent or to whom they may sell the Shares as a principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions.

The Selling Stockholders and broker-dealers who act in connection with the sale of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such broker-dealers and profits on any resale of the Shares as a principal may be deemed to be underwriting discounts and commissions under the Securities Act.


                                    LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for the Company by Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Newport Beach, California.

                                       EXPERTS

The financial statements of Cortex Pharmaceuticals, Inc. as of June 30, 1996 and 1995, for each of the two years in the period ended June 30, 1996, and for the period from inception (February 10, 1987) through June 30, 1996, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         [This page intentionally left blank]

                            INDEX TO FINANCIAL STATEMENTS


                                                                          PAGE
                                                                          ----

    Report of Independent Auditors . . . . . . . . . . . . . . . . . . .   F-2

    Balance Sheets -- As of March 31, 1997 (unaudited), June 30, 1996
      and June 30, 1995. . . . . . . . . . . . . . . . . . . . . . . . .   F-3

    Statements of Operations -- For the nine-month periods ended
      March 31, 1997 and 1996 (unaudited), the period from inception
      (February 10, 1987) through March 31, 1997 (unaudited), the years ended June 30, 1996 and 1995, and the period from inception
      (February 10, 1987) through June 30, 1996. . . . . . . . . . . . .   F-4

    Statements of Stockholders' Equity -- For the period from
      inception (February 10, 1987) through March 31, 1997 . . . . . . .   F-5

    Statements of Cash Flows -- For the nine-month periods ended
      March 31, 1997 and 1996 (unaudited), the period from inception (February 10, 1987) through March 31, 1997 (unaudited), the years ended June 30, 1996 and 1995, and the period from inception
      (February 10, 1987) through June 30, 1996 . . . . . . . . . . . .  F-9

   Notes to Financial Statements. . . . . . . . . . . . . . . . . . . .  F-10

                   REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


THE STOCKHOLDERS AND BOARD OF DIRECTORS
CORTEX PHARMACEUTICALS, INC.

We have audited the accompanying balance sheets of Cortex Pharmaceuticals, Inc. (a development stage enterprise) as of June 30, 1996 and 1995, and the related statements of operations, stockholders' equity and cash flows for each of the two years in the period ended June 30, 1996 and for the period from inception (February 10, 1987) through June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cortex Pharmaceuticals, Inc. (a development stage enterprise) at June 30, 1996 and 1995, and the results of its operations and its cash flows for each of the two years in the period ended
June 30, 1996 and for the period from inception (February 10, 1987) through June 30, 1996, in conformity with generally accepted accounting principles.

                                  /s/   Ernst & Young LLP


San Diego, California
July 26, 1996,
except for Note 10, as to which the date is October 15, 1996

CORTEX PHARMACEUTICALS, INC.
(A development stage enterprise)
BALANCE SHEETS


                                                               (Unaudited)
                                                            March 31, 1997   June 30, 1996  June 30, 1995
    -----------------------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                                   $  4,670,303   $  4,091,550   $    149,880
  U.S. Government securities -- available for sale                      --             --      3,689,356
  Other current assets                                              72,530         88,427         92,212
                                                              ------------   ------------   ------------
     Total current assets                                        4,742,833      4,179,977      3,931,448

Furniture, equipment and leasehold improvements, net               680,576        807,601        931,794
Other                                                               23,130         26,342         23,130
                                                              ------------   ------------   ------------
                                                              $  5,446,539   $  5,013,920   $  4,886,372
                                                              ------------   ------------   ------------
                                                              ------------   ------------   ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                $289,488       $217,332       $377,589
  Accrued dividends                                                 69,300         64,350        183,150
  Accrued wages, salaries and related expenses                      55,916         40,145         35,223
  Current obligations under capital lease                            3,702          8,501          7,698
                                                              ------------   ------------   ------------
     Total current liabilities                                     418,406        330,328        603,660

Obligations under capital leases                                        --          1,499         10,016
Note payable to Alkermes, Inc.                                   1,078,024      1,037,330      1,000,000
Stockholders' equity:
  9% cumulative convertible preferred stock, $0.001
  par value; $1.00 per share liquidation preference;
     shares authorized: 1,250,000; shares issued and
     outstanding: 110,000 (March 31, 1997 and
     June 30, 1996) and 370,000 (June 30, 1995)                    110,000        110,000        370,000
  Series B convertible preferred stock, $0.001 par
     value; $0.6667 per share liquidation preference;
     shares authorized: 3,200,000; shares issued and
     outstanding: 150,000 (March 31, 1997 and
     June 30, 1996) and 525,000 (June 30, 1995)                     86,810         86,810        303,837
  Series C convertible preferred stock, $0.001 par
     value; $25,000 per share liquidation preference;
     shares authorized: 160; shares issued and outstanding:
     35 (June 30, 1996)                                                 --        752,476             --
  Series D convertible preferred stock, $0.001 par
     value; $10,000 per share liquidation preference;
     shares authorized: 500; shares issued and outstanding:
     50 (March 31, 1997)                                           467,221             --             --
  Common stock, $0.001 par value; shares authorized:
     20,000,000; shares issued and outstanding: 9,148,727
     (March 31, 1997), 7,495,576 (June 30, 1996)
     and 6,085,201 (June 30, 1995)                                   9,149          7,496          6,085
  Additional paid-in capital                                    33,170,303     28,048,414     23,957,790
  Deferred compensation                                                 --             --       (145,359)
  Unrealized (loss) on available for sale
  U.S. Government securities                                          (284)        (1,135)       (18,606)
  Deficit accumulated during the development stage             (29,893,090)   (25,359,298)   (21,201,051)
                                                              ------------   ------------   ------------
     Total stockholders' equity                                  3,950,109      3,644,763      3,272,696
                                                              ------------   ------------   ------------
                                                              $  5,446,539   $  5,013,920   $  4,886,372
                                                              ------------   ------------   ------------
                                                              ------------   ------------   ------------

  SEE ACCOMPANYING NOTES.

CORTEX PHARMACEUTICALS, INC.
(A development stage enterprise)
STATEMENTS OF OPERATIONS


                                                                          (Unaudited)
                                                                          Period from                                  Period from
                                                    (Unaudited)             inception                                    inception
                                                 Nine months ended      (February 10,                                (February 10,
                                                     March 31,          1987) through       Years ended June 30,     1987) through
                                            --------------------------      March 31,    --------------------------       June 30,
                                                   1997           1996           1997           1996           1995           1996
----------------------------------------------------------------------------------------------------------------------------------
Revenues:
  Research and license revenue under an
    agreement with Alkermes, Inc.           $        --    $        --   $  3,600,000    $        --    $        --   $  3,600,000
  Grant revenue                                      --             --         94,717             --             --         94,717
                                            -----------    -----------   ------------    -----------    -----------   ------------
    Total revenues                                   --             --      3,694,717             --             --      3,694,717
                                            -----------    -----------   ------------    -----------    -----------   ------------

Operating expenses:
  Research and development                    2,489,584      2,033,806     21,458,696      2,677,577      4,138,731     18,969,112
  General and administrative                  1,270,740      1,252,451     11,321,299      1,643,732      1,665,134     10,050,559
  Settlement with Alkermes, Inc.                     --             --      1,227,977             --      1,227,977      1,227,977
                                            -----------    -----------   ------------    -----------    -----------   ------------
    Total operating expenses                  3,760,324      3,286,257     34,007,972      4,321,309      7,031,842     30,247,648
                                            -----------    -----------   ------------    -----------    -----------   ------------
Loss from operations                         (3,760,324)    (3,286,257)   (30,313,255)    (4,321,309)    (7,031,842)   (26,552,931)

Interest income, net                            106,204        116,716      1,439,511        163,062        196,310      1,333,307
                                            -----------    -----------   ------------    -----------    -----------   ------------
Net loss                                    $(3,654,120)   $(3,169,541)  $(28,873,744)   $(4,158,247)   $(6,835,532)  $(25,219,624)
                                            -----------    -----------   ------------    -----------    -----------   ------------
                                            -----------    -----------   ------------    -----------    -----------   ------------

Weighted average common shares outstanding    7,899,585      6,260,152                     6,532,884      6,075,454
                                            -----------    -----------                   -----------    -----------
                                            -----------    -----------                   -----------    -----------
Net loss per share                          $     (0.57)   $     (0.51)                  $     (0.64)   $     (1.13)
                                            -----------    -----------                   -----------    -----------
                                            -----------    -----------                   -----------    -----------


     SEE ACCOMPANYING NOTES.

CORTEX PHARMACEUTICALS, INC.
(A development stage enterprise)
STATEMENTS OF STOCKHOLDERS' EQUITY


                                                               9%       Series B       Series C       Series D
                                                      convertible    convertible    convertible    convertible
                                                        preferred      preferred      preferred      preferred         Common
                                                            stock          stock          stock          stock          stock
-----------------------------------------------------------------------------------------------------------------------------
BALANCE, FEBRUARY 10, 1987
  (date of inception)                                 $        --    $        --   $         --   $         --   $         --
  Sale of 1,420,000 shares of common stock,
    $0.005 per share                                           --             --             --             --          1,420
  Sale of 500,000 shares of common stock,
    $2.50 per share, net of expenses                           --             --             --             --            500
  Issuance of 11,000 shares of common stock
    for services, $2.50 per share                              --             --             --             --             11
  9% preferred stock accretion                                 --             --             --             --             --

  Net loss                                                     --             --             --             --             --
                                                      -----------    -----------   ------------   ------------   ------------
BALANCE, JUNE 30, 1988                                         --             --             --             --          1,931

  Conversion of subordinated convertible note
    and interest payable into 83,868 shares of
    common stock, $2.50 per share                              --             --             --             --             84
  Issuance of 500 shares of common stock for
    services, $2.50 per share                                  --             --             --             --              1
  Conversion of 5,000 shares of 9% preferred
    stock into 3,333 shares of common stock                    --             --             --             --              3
  9% preferred stock dividends                                 --             --             --             --             --
  9% preferred stock accretion                                 --             --             --             --             --
  Net loss                                                     --             --             --             --             --
                                                      -----------    -----------   ------------   ------------   ------------
BALANCE, JUNE 30, 1989                                         --             --             --             --          2,019

  Initial public offering of 660,000 shares of
    common stock, $10.00 per share,
    net of expenses                                            --             --             --             --            660
  Redemption of 70,000 shares of common
    stock, $0.005 per share                                    --             --             --             --            (70)
  9% preferred stock dividends                                 --             --             --             --             --
  9% preferred stock accretion                                 --             --             --             --             --
  Net loss                                                     --             --             --             --             --
                                                      -----------    -----------   ------------   ------------   ------------
BALANCE, JUNE 30, 1990                                         --             --             --             --          2,609

  Sale of 3,181,253 shares of Series B
    convertible preferred stock, $0.6667
    per share, net of expenses                                 --      1,841,108             --             --             --
  Conversion of 182,200 shares of 9% preferred
    stock into 24,293 shares of common stock                   --             --             --             --             24
  Issuance of compensatory stock options                       --             --             --             --             --
  Amortization of deferred compensation                        --             --             --             --             --
  9% preferred stock dividends                                 --             --             --             --             --
  9% preferred stock accretion                                 --             --             --             --             --
  Net loss                                                     --             --             --             --             --
                                                      -----------    -----------   ------------   ------------   ------------
BALANCE, JUNE 30, 1991                                $        --    $ 1,841,108   $         --   $         --   $      2,633
                                                      -----------    -----------   ------------   ------------   ------------

                                                                                    Unrealized loss        Deficit
                                                                                       on available    accumulated
                                                       Additional                     for sale U.S.     during the
                                                          paid-in       Deferred         Government    development
                                                          capital   compensation         securities          stage          Total
---------------------------------------------------------------------------------------------------------------------------------
BALANCE, FEBRUARY 10, 1987
  (date of inception)                                $         --   $         --       $         --   $         --   $         --
  Sale of 1,420,000 shares of common stock,
    $0.005 per share                                        5,680             --                 --             --          7,100
  Sale of 500,000 shares of common stock,
    $2.50 per share, net of expenses                    1,076,089             --                 --             --      1,076,589
  Issuance of 11,000 shares of common stock
    for services, $2.50 per share                          27,489             --                 --             --         27,500
  9% preferred stock accretion                                 --             --                 --         (2,560)        (2,560)
  Net loss                                                     --             --                 --       (400,193)      (400,193)
                                                     ------------   ------------       ------------   ------------   ------------
BALANCE, JUNE 30, 1988                                  1,109,258             --                 --       (402,753)       708,436

  Conversion of subordinated convertible note
    and interest payable into 83,868 shares of
    common stock, $2.50 per share                         209,586             --                 --             --        209,670
  Issuance of 500 shares of common stock for
    services, $2.50 per share                               1,249             --                 --             --          1,250
  Conversion of 5,000 shares of 9% preferred
    stock into 3,333 shares of common stock                22,903             --                 --             --         22,906
  9% preferred stock dividends                            (55,125)            --                 --             --        (55,125)
  9% preferred stock accretion                                 --             --                 --        (32,733)       (32,733)
  Net loss                                                     --             --                 --     (1,222,517)    (1,222,517)
                                                     ------------   ------------       ------------   ------------   ------------
BALANCE, JUNE 30, 1989                                  1,287,871             --                 --     (1,658,003)      (368,113)

  Initial public offering of 660,000 shares of
    common stock, $10.00 per share,
    net of expenses                                     5,244,230             --                 --             --      5,244,890
  Redemption of 70,000 shares of common
    stock, $0.005 per share                                  (280)            --                 --             --           (350)
  9% preferred stock dividends                           (110,250)            --                 --             --       (110,250)
  9% preferred stock accretion                                 --             --                 --        (33,064)       (33,064)
  Net loss                                                     --             --                 --     (2,187,870)    (2,187,870)
                                                     ------------   ------------       ------------   ------------   ------------
BALANCE, JUNE 30, 1990                                  6,421,571             --                 --     (3,878,937)     2,545,243

  Sale of 3,181,253 shares of Series B
    convertible preferred stock, $0.6667
    per share, net of expenses                                 --             --                 --             --      1,841,108
  Conversion of 182,200 shares of 9% preferred
    stock into 24,293 shares of common stock              170,039             --                 --             --        170,063
  Issuance of compensatory stock options                  330,084       (291,938)                --             --         38,146
  Amortization of deferred compensation                        --         90,016                 --             --         90,016
  9% preferred stock dividends                            (85,653)            --                 --             --        (85,653)
  9% preferred stock accretion                                 --             --                 --        (32,075)       (32,075)
  Net loss                                                     --             --                 --     (2,593,968)    (2,593,968)
                                                     ------------   ------------       ------------   ------------   ------------
BALANCE, JUNE 30, 1991                               $  6,836,041   $   (201,922)      $         --   $ (6,504,980)  $  1,972,880
                                                     ------------   ------------       ------------   ------------   ------------

     CONTINUED . . .

CORTEX PHARMACEUTICALS, INC.
(A development stage enterprise)
STATEMENTS OF STOCKHOLDERS' EQUITY
(CONTINUED)


                                                               9%       Series B       Series C       Series D
                                                      convertible    convertible    convertible    convertible
                                                        preferred      preferred      preferred      preferred         Common
                                                            stock          stock          stock          stock          stock
-----------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1991                                $        --    $ 1,841,108   $         --   $         --   $      2,633

  Sale of 150,000 shares of common stock to
    Alkermes, Inc., $10.00 per share                           --             --             --             --            150
  Conversion of 306,275 shares of 9% preferred
    stock into 40,835 shares of common stock                   --             --             --             --             40
  Conversion of 1,525,003 shares of Series B
    preferred stock into 149,629 shares of
    common stock                                               --       (882,576)            --             --            150
  Issuance of 73,979 shares of common stock
    upon exercise of stock options                             --             --             --             --             74
  Issuance of two shares of common stock upon
    exercise of warrants                                       --             --             --             --             --
  Issuance of compensatory stock options                       --             --             --             --             --
  Forfeiture of compensatory stock options                     --             --             --             --             --
  Amortization of deferred compensation                        --             --             --             --             --
  9% preferred stock dividends                                 --             --             --             --             --
  9% preferred stock accretion                                 --             --             --             --             --
  Net loss                                                     --             --             --             --             --
                                                      -----------    -----------   ------------   ------------   ------------
BALANCE, JUNE 30, 1992                                         --        958,532             --             --          3,047

  Conversion of 287,150 shares of 9% preferred
    stock into 38,287 shares of common stock                   --             --             --             --             38
  Conversion of 1,081,250 shares of Series B
    preferred stock into 106,088 shares of
    common stock                                               --       (625,758)            --             --            106
  Redemption of 12,627 shares of common
    stock, $7.65 per share                                     --             --             --             --            (12)
  Issuance of 30,789 shares of common stock
    upon exercise of stock options                             --             --             --             --             31
  Issuance of compensatory stock options                       --             --             --             --             --
  Amortization of deferred compensation                        --             --             --             --             --
  9% preferred stock dividends                                 --             --             --             --             --
  9% preferred stock accretion                                 --             --             --             --             --
  Net loss                                                     --             --             --             --             --
                                                      -----------    -----------   ------------   ------------   ------------
BALANCE, JUNE 30, 1993                                $        --    $   332,774   $         --   $         --   $      3,210
                                                      -----------    -----------   ------------   ------------   ------------

                                                                                    Unrealized loss        Deficit
                                                                                       on available    accumulated
                                                       Additional                     for sale U.S.     during the
                                                          paid-in       Deferred         Government    development
                                                          capital   compensation         securities          stage          Total
---------------------------------------------------------------------------------------------------------------------------------

BALANCE, JUNE 30, 1991                               $  6,836,041   $   (201,922)      $         --   $ (6,504,980)  $  1,972,880

  Sale of 150,000 shares of common stock to
    Alkermes, Inc., $10.00 per share                    1,499,850             --                 --             --      1,500,000
  Conversion of 306,275 shares of 9% preferred
    stock into 40,835 shares of common stock              335,283             --                 --             --        335,323
  Conversion of 1,525,003 shares of Series B
    preferred stock into 149,629 shares of
    common stock                                          882,426             --                 --             --             --
  Issuance of 73,979 shares of common stock
    upon exercise of stock options                        110,313             --                 --             --        110,387
  Issuance of two shares of common stock upon
    exercise of warrants                                       27             --                 --             --             27
  Issuance of compensatory stock options                   24,532        (19,375)                --             --          5,157
  Forfeiture of compensatory stock options               (146,182)       146,182                 --             --             --
  Amortization of deferred compensation                        --         58,567                 --             --         58,567
  9% preferred stock dividends                            (68,906)            --                 --             --        (68,906)
  9% preferred stock accretion                                 --             --                 --        (23,242)       (23,242)
  Net loss                                                     --             --                 --     (2,354,770)    (2,354,770)
                                                     ------------   ------------       ------------   ------------   ------------
BALANCE, JUNE 30, 1992                                  9,473,384        (16,548)                --     (8,882,992)     1,535,423

  Conversion of 287,150 shares of 9% preferred
    stock into 38,287 shares of common stock              360,398             --                 --             --        360,436
  Conversion of 1,081,250 shares of Series B
    preferred stock into 106,088 shares of
    common stock                                          625,652             --                 --             --             --
  Redemption of 12,627 shares of common
    stock, $7.65 per share                                (96,662)            --                 --             --        (96,674)
  Issuance of 30,789 shares of common stock
    upon exercise of stock options                         60,915             --                 --             --         60,946
  Issuance of compensatory stock options                  350,000       (280,000)                --             --         70,000
  Amortization of deferred compensation                        --         36,897                 --             --         36,897
  9% preferred stock dividends                            (53,028)            --                 --             --        (53,028)
  9% preferred stock accretion                                 --             --                 --        (16,000)       (16,000)
  Net loss                                                     --             --                 --       (761,536)      (761,536)
                                                     ------------   ------------       ------------   ------------   ------------
BALANCE, JUNE 30, 1993                               $ 10,720,659   $   (259,651)      $         --   $ (9,660,528)  $  1,136,464
                                                     ------------   ------------       ------------   ------------   ------------

  CONTINUED . . .

CORTEX PHARMACEUTICALS, INC.
(A development stage enterprise)
STATEMENTS OF STOCKHOLDERS' EQUITY
(CONTINUED)


                                                               9%       Series B       Series C       Series D
                                                      convertible    convertible    convertible    convertible
                                                        preferred      preferred      preferred     preferred          Common
                                                            stock          stock          stock          stock          stock
-----------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1993                                $        --    $   332,774   $         --   $         --   $      3,210

  Sale of 2,750,000 shares of common stock,
    $5.00 per share, net of expenses                           --             --             --             --          2,750
  Sale of 103,577 shares of common stock,
    $6.40 per share, net of expenses                           --             --             --             --            104
  Conversion of 15,625 shares of 9% preferred stock
    into 2,083 shares of common stock                          --             --             --             --              2
  Conversion of 50,000 shares of Series B preferred
    stock into 4,906 shares of common stock                    --        (28,937)            --             --              5
  Issuance of compensatory stock options                       --             --             --             --             --
  Amortization of deferred compensation                        --             --             --             --             --
  Issuance of 3,401 shares of common stock upon
    exercise of stock options                                  --             --             --             --              3
  9% preferred stock dividends                                 --             --             --             --             --
  Unrealized loss on available for sale
    U.S. Government securities                                 --             --             --             --             --
  Net loss                                                     --             --             --             --             --
                                                      -----------    -----------   ------------   ------------   ------------
BALANCE, JUNE 30, 1994                                         --        303,837             --             --          6,074

  Reclassification of unredeemed 9%
    preferred stock                                       370,000             --             --             --             --
  Issuance of warrants to purchase
    265,000 shares of common stock                             --             --             --             --             --
  Adjustment of accrued dividends for
    redemption of 9% preferred stock                           --             --             --             --             --
  Issuance of 11,272 shares of common stock
    upon exercise of stock options                             --             --             --             --             11
  Amortization of deferred compensation                        --             --             --             --             --
  9% preferred stock dividends                                 --             --             --             --             --
  Decrease in unrealized loss on available for
    sale U.S. Government securities                            --             --             --             --             --
  Net loss                                                     --             --             --             --             --
                                                      -----------    -----------   ------------   ------------   ------------
BALANCE, JUNE 30, 1995                                $   370,000    $   303,837   $         --   $         --   $      6,085
                                                      -----------    -----------   ------------   ------------   ------------

                                                                                    Unrealized loss        Deficit
                                                                                       on available    accumulated
                                                       Additional                     for sale U.S.     during the
                                                          paid-in       Deferred         Government    development
                                                          capital   compensation         securities          stage          Total
---------------------------------------------------------------------------------------------------------------------------------

BALANCE, JUNE 30, 1993                                $10,720,659   $   (259,651)      $         --   $ (9,660,528)  $  1,136,464

  Sale of 2,750,000 shares of common stock,
    $5.00 per share, net of expenses                   12,359,611             --                 --             --     12,362,361
  Sale of 103,577 shares of common stock,
    $6.40 per share, net of expenses                      510,707             --                 --             --        510,811
  Conversion of 15,625 shares of 9% preferred stock
    into 2,083 shares of common stock                      20,545             --                 --             --         20,547
  Conversion of 50,000 shares of Series B preferred
    stock into 4,906 shares of common stock                28,932             --                 --             --             --
  Issuance of compensatory stock options                  100,625             --                 --             --        100,625
  Amortization of deferred compensation                        --         58,200                 --             --         58,200
  Issuance of 3,401 shares of common stock upon
    exercise of stock options                               6,461             --                 --             --          6,464
  9% preferred stock dividends                            (39,038)            --                 --             --        (39,038)
  Unrealized loss on available for sale
    U.S. Government securities                                 --             --           (163,562)            --       (163,562)
  Net loss                                                     --             --                 --     (4,704,991)    (4,704,991)
                                                     ------------   ------------       ------------   ------------   ------------
BALANCE, JUNE 30, 1994                                 23,708,502       (201,451)          (163,562)   (14,365,519)     9,287,881

  Reclassification of unredeemed 9%
    preferred stock                                            --             --                 --             --        370,000
  Issuance of warrants to purchase
    265,000 shares of common stock                        232,746             --                 --             --        232,746
  Adjustment of accrued dividends for
    redemption of 9% preferred stock                       25,819             --                 --             --         25,819
  Issuance of 11,272 shares of common stock
    upon exercise of stock options                         24,023             --                 --             --         24,034
  Amortization of deferred compensation                        --         56,092                 --             --         56,092
  9% preferred stock dividends                            (33,300)            --                 --             --        (33,300)
  Decrease in unrealized loss on available for
    sale U.S. Government securities                            --             --            144,956             --        144,956
  Net loss                                                     --             --                 --     (6,835,532)    (6,835,532)
                                                     ------------   ------------       ------------   ------------   ------------
BALANCE, JUNE 30, 1995                               $ 23,957,790   $   (145,359)      $    (18,606)  $(21,201,051)  $  3,272,696
                                                     ------------   ------------       ------------   ------------   ------------

  CONTINUED . . .

CORTEX PHARMACEUTICALS, INC.
(A development stage enterprise)
STATEMENTS OF STOCKHOLDERS' EQUITY

(CONTINUED)


                                                               9%       Series B       Series C       Series D
                                                      convertible    convertible    convertible    convertible
                                                        preferred      preferred      preferred     preferred          Common
                                                            stock          stock          stock          stock          stock
-----------------------------------------------------------------------------------------------------------------------------

BALANCE, JUNE 30, 1995                                $   370,000    $   303,837    $        --   $         --   $      6,085

  Sale of 160 shares of Series C convertible
    preferred stock, $25,000 per share, net of
    expenses                                                   --             --      3,576,544             --             --
  Issuance of warrants to purchase 106,195 shares
    of common stock                                            --             --       (136,654)            --             --
  Conversion of 260,000 shares of 9% preferred
    stock into 34,667 shares of common stock             (260,000)            --             --             --             35
  Conversion of 375,000 shares of Series B preferred
    stock into 36,793 shares of common stock                   --       (217,027)            --             --             37
  Conversion of 125 shares of Series C preferred stock
    into 1,133,037 shares of common stock                      --             --     (2,687,414)            --          1,134
  Adjustment of accrued dividends for conversion of
    9% preferred stock                                         --             --             --             --             --
  Issuance of 205,878 shares of common stock upon
    exercise of stock options                                  --             --             --             --            205
  Amortization of deferred compensation                        --             --             --             --             --
  Reversal of unamortized deferred compensation upon
    resignation of Chief Executive Officer                     --             --             --             --             --
  9% preferred stock dividends                                 --             --             --             --             --
  Decrease in unrealized loss on available for sale U.S.
    Government securities                                      --             --             --             --             --
  Net loss                                                     --             --             --             --             --
                                                      -----------    -----------   ------------   ------------   ------------
BALANCE, JUNE 30, 1996                                    110,000         86,810        752,476             --          7,496

  Sale of 400 shares of Series D convertible
    preferred stock, $10,000 per share, net of
    expenses (unaudited)                                       --             --             --      3,719,636             --
  Conversion of 35 shares of Series C convertible
    preferred stock into 384,574 shares of common
    stock (unaudited)                                          --             --       (752,476)            --            384
  Conversion of 350 shares of Series D convertible
    preferred stock into 1,187,915 shares of
    common stock (unaudited)                                   --             --             --     (3,252,415)         1,188
  Issuance of 50,000 shares of common stock upon
    exercise of warrant (unaudited)                            --             --             --             --             50
  Issuance of 30,652 shares of common stock upon
  exercise of stock options (unaudited)                        --             --             --             --             31
  9% preferred stock dividends (unaudited)                     --             --             --             --             --
  Series D preferred stock imputed dividends (unaudited)       --             --             --             --             --
  Decrease in unrealized loss on available for sale U.S.
    Government securities (unaudited)                          --             --             --             --             --
  Net loss (unaudited)                                         --             --             --             --             --
                                                      -----------    -----------   ------------   ------------   ------------
BALANCE, MARCH 31, 1997 (UNAUDITED)                   $   110,000    $    86,810   $         --   $    467,221   $      9,149
                                                      -----------    -----------   ------------   ------------   ------------
                                                      -----------    -----------   ------------   ------------   ------------

                                                                                    Unrealized loss        Deficit
                                                                                       on available    accumulated
                                                       Additional                     for sale U.S.     during the
                                                          paid-in       Deferred         Government    development
                                                          capital   compensation         securities          stage          Total
---------------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1995                                $23,957,790    $  (145,359)       $   (18,606)  $(21,201,051)   $ 3,272,696

  Sale of 160 shares of Series C convertible
    preferred stock, $25,000 per share, net of
    expenses                                                   --             --                 --             --      3,576,544
  Issuance of warrants to purchase 106,195 shares
    of common stock                                       136,654             --                 --             --             --
  Conversion of 260,000 shares of 9% preferred
    stock into 34,667 shares of common stock              259,965             --                 --             --             --
  Conversion of 375,000 shares of Series B preferred
    stock into 36,793 shares of common stock              216,990             --                 --             --             --
  Conversion of 125 shares of Series C preferred stock
    into 1,133,037 shares of common stock               2,686,280             --                 --             --             --
  Adjustment of accrued dividends for conversion of
    9% preferred stock                                    128,700             --                 --             --        128,700
  Issuance of 205,878 shares of common stock upon
    exercise of stock options                             775,185             --                 --             --        775,390
  Amortization of deferred compensation                        --         42,109                 --             --         42,109
  Reversal of unamortized deferred compensation upon
    resignation of Chief Executive Officer               (103,250)       103,250                 --             --             --
  9% preferred stock dividends                             (9,900)            --                 --             --         (9,900)
  Decrease in unrealized loss on available for sale U.S.
    Government securities                                      --             --             17,471             --         17,471
  Net loss                                                     --             --                 --     (4,158,247)    (4,158,247)
                                                     ------------   ------------       ------------   ------------   ------------
BALANCE, JUNE 30, 1996                                 28,048,414             --             (1,135)   (25,359,298)     3,644,763

  Sale of 400 shares of Series D convertible
    preferred stock, $10,000 per share, net of
    expenses (unaudited)                                       --             --                 --             --      3,719,636
  Conversion of 35 shares of Series C convertible
    preferred stock into 384,574 shares of common
    stock (unaudited)                                     752,092             --                 --             --             --
  Conversion of 350 shares of Series D convertible
    preferred stock into 1,187,915 shares of
    common stock (unaudited)                            3,251,227             --                 --             --             --
  Issuance of 50,000 shares of common stock upon
    exercise of warrant (unaudited)                       149,950             --                 --             --        150,000
  Issuance of 30,652 shares of common stock upon
  exercise of stock options (unaudited)                    93,898             --                 --             --         93,929
  9% preferred stock dividends (unaudited)                 (4,950)            --                 --             --         (4,950)
  Series D preferred stock imputed dividends (unaudited)  879,672             --                 --       (879,672)            --
  Decrease in unrealized loss on available for sale U.S.
    Government securities (unaudited)                          --             --                851             --            851
  Net loss (unaudited)                                         --             --                 --     (3,654,120)    (3,654,120)
                                                     ------------   ------------       ------------   ------------   ------------
BALANCE, MARCH 31, 1997 (UNAUDITED)                  $ 33,170,303   $         --       $       (284)  $(29,893,090)  $  3,950,109
                                                     ------------   ------------       ------------   ------------   ------------
                                                     ------------   ------------       ------------   ------------   ------------

     SEE ACCOMPANYING NOTES.

CORTEX PHARMACEUTICALS, INC.
(A development stage enterprise)
STATEMENTS OF CASH FLOWS



                                                                                                  (Unaudited)
                                                                                                  Period from
                                                                   (Unaudited)                     inception
                                                                Nine months ended                (February 10,
                                                                    March 31,                    1987) through
                                                        ---------------------------------          March 31,
                                                               1997               1996                1997
---------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
NET LOSS                                                  $ (3,654,120)       $ (3,169,541)      $ (28,873,744)
  Adjustments to reconcile net loss
    to net cash used in operating activities:
      Depreciation and amortization                            150,090             173,055           1,259,112
      Settlement with Alkermes, Inc.                                --                  --           1,227,977
      Changes in operating assets/liabilities:
        Accounts payable and accrued expenses                   87,927            (175,276)            345,404
        Accrued interest on U.S. Govt. securities              (11,822)            (64,012)           (161,678)
        Other current assets                                    15,897             (35,147)            (91,804)
      Realized loss on sale of U.S. Govt. securities                --                 969              54,317
      Stock option compensation expense                             --              42,109             555,809
      Stock issued for services                                     --                  --              28,750
      Reduction in note receivable from former
        officer -- compensation expense                             --                  --              22,600
      Other                                                     40,694              25,747              86,013
                                                          ------------        ------------       -------------
NET CASH USED IN OPERATING ACTIVITIES                       (3,371,334)         (3,202,096)        (25,547,244)
                                                          ------------        ------------       -------------

Cash flows from investing activities:
  U.S. Government securities --
   available for sale
    Purchases                                                 (937,327)        (13,102,660)        (37,083,743)
    Sales                                                      950,000          14,887,736          37,190,820
  Purchase of fixed assets                                     (23,065)            (28,038)         (1,910,412)
  Sale of fixed assets                                              --               2,777              10,236
  Decrease (increase) in --
    Other assets                                                 3,212                (529)            (39,870)
    Note receivable from former officer                             --                  --            (100,000)
                                                          ------------        ------------       -------------
  NET CASH PROVIDED BY (USED IN)
   INVESTING ACTIVITIES                                         (7,180)          1,759,286          (1,932,969)
                                                          ------------        ------------       -------------

Cash flows from financing activities:
  Proceeds from issuance of common stock                       243,929             428,436          21,922,579
  Proceeds from issuance of Series D
    convertible preferred stock                              3,719,636                  --           3,719,636
  Proceeds from issuance of Series C
    convertible preferred stock                                     --           3,576,543           3,576,543
  Proceeds from issuance of Series B
   convertible preferred stock                                      --                  --           1,841,108
  Proceeds from issuance of 9% preferred stock                      --                  --           1,076,588
  Redemption of 9% preferred stock                                  --                  --             (63,750)

  Principal payments on capitalized leases                      (6,298)             (5,715)            (20,271)
  Proceeds from subordinated convertible note                       --                  --             208,333
  Payment of 9% preferred stock dividends                           --                  --            (110,250)
                                                          ------------        ------------       -------------
  NET CASH PROVIDED BY (USED IN)
    FINANCING ACTIVITIES                                     3,957,267           3,999,264          32,150,516
                                                          ------------        ------------       -------------

Increase (decrease) in cash and cash equivalents               578,753           2,556,454           4,670,303
Cash and cash equivalents, beginning of period               4,091,550             149,880                  --
                                                          ------------        ------------       -------------
Cash and cash equivalents, end of period                  $  4,670,303        $  2,706,334       $   4,670,303
                                                          ------------        ------------       -------------
                                                          ------------        ------------       -------------


                                                                                                  Period from
                                                                                                   inception
                                                                                                 (February 10,
                                                                Years ended June 30,             1987) through
                                                          --------------------------------          June 30,
                                                               1996                1995                1996
---------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
NET LOSS                                                  $ (4,158,247)       $ (6,835,532)      $ (25,219,624)
  Adjustments to reconcile net loss
    to net cash used in operating activities:
      Depreciation and amortization                            230,224             208,928           1,109,022
      Settlement with Alkermes, Inc.                                --           1,227,977           1,227,977
      Changes in operating assets/liabilities:
        Accounts payable and accrued expenses                 (155,335)           (131,886)            257,477
        Accrued interest on U.S. Govt. securities             (131,895)             52,014            (149,856)
        Other current assets                                     3,785              26,677            (107,701)
      Realized loss on sale of U.S. Govt. securities             1,270              53,047              54,317
      Stock option compensation expense                         42,109              56,092             555,809
      Stock issued for services                                     --                  --              28,750
      Reduction in note receivable from former
        officer -- compensation expense                             --                  --              22,600
      Other                                                     37,330               4,769              45,319
                                                          ------------        ------------       -------------
NET CASH USED IN OPERATING ACTIVITIES                       (4,130,759)         (5,337,914)        (22,175,910)
                                                          ------------        ------------       -------------

Cash flows from investing activities:
  U.S. Government securities -- available for sale
    Purchases                                              (19,298,746)         (3,868,775)        (36,146,416)
    Sales                                                   23,136,197           9,642,408          36,240,820
  Purchase of fixed assets                                    (108,807)           (401,912)         (1,887,347)
  Sale of fixed assets                                           2,777                  --              10,236
  Decrease (increase) in --
    Other assets                                                (3,212)              1,092             (43,082)
    Note receivable from former                                     --                  --            (100,000)
                                                          ------------        ------------       -------------
  NET CASH PROVIDED BY (USED IN)
   INVESTING ACTIVITIES                                      3,728,209           5,372,813          (1,925,789)
                                                          ------------        ------------       -------------

Cash flows from financing activities:
  Proceeds from issuance of common stock                       775,391              24,034          21,678,650
  Proceeds from issuance of Series D
    convertible preferred stock                                     --                  --                  --
  Proceeds from issuance of Series C
    convertible preferred stock                              3,576,543                  --           3,576,543
  Proceeds from issuance of Series B
   convertible preferred stock                                      --                  --           1,841,108
  Proceeds from issuance of 9% preferred stock                      --                  --           1,076,588
  Redemption of 9% preferred stock                                  --             (63,750)            (63,750)

  Principal payments on capitalized leases                      (7,714)             (6,259)            (13,973)
  Proceeds from subordinated convertible note                       --                  --             208,333
  Payment of 9% preferred stock dividends                           --                  --            (110,250)
                                                          ------------        ------------       -------------
  NET CASH PROVIDED BY (USED IN)
    FINANCING ACTIVITIES                                     4,344,220             (45,975)         28,193,249
                                                          ------------        ------------       -------------

Increase (decrease) in cash and cash equivalents             3,941,670             (11,076)          4,091,550
Cash and cash equivalents, beginning of period                 149,880             160,956                  --
                                                          ------------        ------------       -------------
Cash and cash equivalents, end of period                  $  4,091,550        $    149,880       $   4,091,550
                                                          ------------        ------------       -------------
                                                          ------------        ------------       -------------


                    SEE ACCOMPANYING NOTES.

CORTEX PHARMACEUTICALS, INC.
(A development stage enterprise)
NOTES TO FINANCIAL STATEMENTS

Period from inception (February 10, 1987) through March 31, 1997

ALL INFORMATION AS OF MARCH 31, 1997, FOR THE NINE-MONTH PERIODS ENDED MARCH 31, 1997 AND 1996, AND FOR THE PERIOD FROM INCEPTION (FEBRUARY 10, 1987) THROUGH MARCH 31, 1997 IS UNAUDITED. IN THE OPINION OF MANAGEMENT, ALL ADJUSTMENTS (CONSISTING ONLY OF NORMAL RECURRING ACCRUALS) CONSIDERED NECESSARY FOR A FAIR PRESENTATION HAVE BEEN INCLUDED. OPERATING RESULTS FOR THE NINE-MONTH PERIOD ENDED MARCH 31, 1997 ARE NOT NECESSARILY INDICATIVE OF THE RESULTS THAT MAY BE EXPECTED FOR THE FISCAL YEAR ENDING JUNE 30, 1997.

NOTE 1 -- BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS -- Cortex Pharmaceuticals, Inc. (the "Company") was formed to engage in the discovery, development and commercialization of innovative pharmaceuticals for the treatment of neurodegenerative diseases and other neurological and psychiatric disorders. Since its formation in 1987, the Company has been engaged in research and early clinical development activities.

BASIS OF PRESENTATION; DEVELOPMENT STAGE ENTERPRISE -- From inception through March 31, 1997, the Company has generated only modest operating revenues and has incurred losses aggregating $28,873,744. Successful completion of the Company's development program and its transition, ultimately, to attaining profitable operations is dependent upon obtaining additional financing adequate to fulfill its research and development activities, and achieving a level of revenue adequate to support the Company's cost structure. There can be no assurance that the Company will be successful in these areas. To supplement its existing resources, the Company is exploring several near-term alternatives for raising additional capital, including corporate partnership arrangements and the issuance of additional securities. The Company is likely to raise additional capital through the sale of debt or equity. There can be no assurance that such funds will be available on favorable terms, or at all and if additional funds are raised by issuing equity securities, dilution to existing stockholders is likely to result. See Notes 10 and 11.

The Company is seeking collaborative or other arrangements with larger pharmaceutical companies, under which such companies would provide additional capital to the Company in exchange for exclusive or non-exclusive license or other rights to certain of the technologies and products the Company is developing. Competition for corporate partnering arrangements with major pharmaceutical companies is intense, with a large number of biopharmaceutical companies attempting to arrive at such arrangements. Accordingly, although the Company is presently engaged in discussions with a number of candidate companies, there can be no assurance that an agreement will arise from these discussions in a timely manner, or at all, or that any agreement that may arise from these discussions will successfully reduce the Company's short-term or long-term funding requirements.

REVERSE STOCK SPLIT; AUTHORIZED SHARES -- On January 11, 1995, the Company effected a one-for-five reverse stock split of its common stock and revised the authorized number of shares of common stock from 50,000,000 to 20,000,000, with no change in the par value of $0.001 per share. The accompanying financial statements and all references to the number of shares and per share amounts have been adjusted to reflect the reverse split.

CASH EQUIVALENTS -- The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION -- In November 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("FAS 123"). The Company has elected to continue accounting for stock options under APB No. 25 "Accounting for Stock Issued to

Employees." The adoption of FAS 123 is not expected to have a material effect on the Company's financial position or results of operations for the year ended June 30, 1997.

LONG-LIVED ASSETS -- In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 "Accounting for Impairment of Long-Lived Assets to be Disposed Of" ("FAS 121") which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets. FAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company's adoption of FAS 121 in the first quarter of fiscal 1996 did not have a material effect on the Company's financial position or results of operations.

FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS -- Furniture, equipment and leasehold improvements are recorded at cost and are being depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from five to ten years, or the life of the lease, as appropriate.

NET LOSS PER SHARE -- Net loss per share is computed based on the weighted average number of common shares outstanding during the period, and incorporates preferred stock dividends that accrued during the period. Shares issuable upon conversion of preferred stock and upon exercise of outstanding stock options and warrants are not included since the effects would be anti-dilutive.

The computation of net loss per share includes imputed dividends for preferred stock issued in the period with a nondetachable beneficial conversion feature at or near the date of issuance. The imputed dividend represents the aggregate difference between the conversion price and the fair value, as of the date of issuance of the preferred stock, of the common stock issuable upon conversion.

In February 1997, the Financial Accounting Standards Board issued Statement No. 128, EARNINGS PER SHARE, which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute net loss per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact of Statement 128 on the calculation of net loss per share is not expected to be material.

RESEARCH AND DEVELOPMENT COSTS -- All costs related to research and development activities are treated as expenses in the period incurred.

NOTE 2 -- FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Furniture, equipment and leasehold improvements consist of the following:


                                 March 31, 1997   June 30, 1996   June 30, 1995
                                 --------------   -------------   -------------

     Laboratory equipment         $   996,108       $   990,329     $   963,169
     Leasehold improvements           620,716           619,566         575,367
     Furniture and equipment           90,689            89,773          89,773
     Computers and software           208,592           193,372         158,700
                                  -----------       -----------     -----------
                                    1,916,105         1,893,040       1,787,009
     Accumulated depreciation      (1,235,529)       (1,085,439)       (855,215)
                                  -----------       -----------     -----------
                                   $  680,576        $  807,601      $  931,794
                                  -----------       -----------     -----------
                                  -----------       -----------     -----------

NOTE 3 -- PREFERRED STOCK

The Company has authorized a total of 5,000,000 shares of preferred stock, par value $0.001 per share, of which 1,250,000 shares have been designated as 9% Cumulative Convertible Preferred Stock (non-voting, "9% Preferred"); 3,200,000 shares have been designated as Series B Convertible Preferred Stock (non-voting, "Series B Preferred"); 160 shares have been designated as Series C Convertible Preferred Stock (non-voting,

"Series C Preferred"); 500 shares have been designated as Series D Convertible Preferred Stock (non-voting, "Series D Preferred"); and 549,340 shares are undesignated and may be issued with such rights and powers as the Board of Directors may designate.

The 9% Cumulative Convertible Preferred Stock as of March 31, 1997, June 30, 1996 and June 30, 1995 consisted of 110,000, 110,000 and 370,000 shares, respectively, of an original 1,250,000 shares of 9% Preferred issued in a 1988 private placement. Each share of 9% Preferred is convertible into approximately
0.1333 shares of common stock at an effective conversion price of $7.50 per share of common stock, subject to adjustment under certain circumstances, such as stock splits or stock dividends. Cash dividends on the 9% Preferred accrue semi-annually on June 15th and December 15th at the rate of $0.09 per share per annum. In order to conserve capital for operations, the Company has elected not to distribute the dividends that have accrued from June 15, 1990. Upon conversion of 9% Preferred, accrued and unpaid dividends are credited to additional paid-in capital. Accrued and unpaid dividends as of March 31, 1997, June 30, 1996 and June 30, 1995 were $69,300, $64,350 and $183,150, respectively. The Company may redeem the 9% Preferred at any time at a price of $1.00 per share, an amount equal to its liquidation preference, upon not less than 30 nor more than 60 days' notice.

Series B Convertible Preferred Stock as of March 31, 1997, June 30, 1996 and June 30, 1995 consisted of 150,000, 150,000 and 525,000 shares, respectively, of Series B Preferred issued in a May 1991 private placement. Each share of Series B Preferred is convertible into approximately 0.09812 shares of common stock at an effective conversion price of $6.795 per share of common stock, subject to adjustment under certain circumstances such as stock splits or stock dividends. The Series B Preferred may be redeemed by the Company at a price of $0.6667 per share, an amount equal to its liquidation preference, at any time upon 30 days' notice. The liquidation preference of the Series B Preferred is subordinate to that of the 9% Preferred.

Series C Convertible Preferred Stock at June 30, 1996 consisted of 35 shares of an original 160 shares of Series C Preferred issued in a private placement completed in December 1995. Shares of Series C Preferred were converted into common stock in accordance with a formula that was indexed to the average bid price of the Company's common shares.

Series D Convertible Preferred Stock at March 31, 1997 consisted of 50 shares of an original 400 shares of Series D Preferred issued in a three-tranche private placement that was initiated in October 1996 and completed in February 1997. The Series D Preferred may be converted into common stock at an effective per share conversion price that is indexed to the average bid price of the Company's common shares. Holders of the Series D Preferred have a liquidation preference, after payment of full liquidation preference to holders of the 9% Preferred and Series B Preferred, of an amount equal to $10,000 per share, plus $600 per share for each year that such share is outstanding. Shares of Series D Preferred automatically convert into common stock two years from the date of issuance of such shares.

NOTE 4 -- COMMON STOCK AND COMMON STOCK PURCHASE WARRANTS

In July 1989, the Company completed an initial public offering of 1,100,000 Units, with each Unit consisting of 0.6 shares of common stock and two redeemable Class A warrants, for an aggregate of 660,000 shares of common stock and 2,200,000 Class A warrants. Each Class A warrant entitled the holder to purchase 0.26 shares of common stock and one redeemable Class B warrant at a price of $10.62 per share of common stock, as adjusted. During the year ended June 30, 1992, ten Class A warrants were exercised. The balance of the Class A warrants, and the Class B warrants issuable upon exercise of the Class A warrants, expired on December 31, 1995.

In 1991, the Company issued 1,060,417 Class C warrants in a private placement transaction. Each Class C warrant entitled the holder to purchase 0.26 shares of common stock at a price of $9.185 per share, as adjusted. None of the Class C warrants were exercised prior to their expiration on December 31, 1995.

In connection with its agreement with Alkermes, Inc. ("Alkermes"; Note 6), the Company sold Alkermes 150,000 shares of common stock and issued non-redeemable warrants to Alkermes to purchase an additional 400,000 shares of common stock, for aggregate consideration of $1,500,000. The warrants have since expired.

In October 1993, the Company sold 103,577 shares of common stock at a price of $6.40 per share. The shares were acquired by four non-U.S. purchasers in a private placement transaction pursuant to Regulation S of the Securities and Exchange Commission.

In December 1993, the Company completed a private placement of 2,750,000 shares of common stock at a price of $5.00 per share. The shares were acquired by 39 institutional and accredited individual purchasers in a private placement transaction pursuant to Regulation D of the Securities and Exchange Commission. Vector Securities International, Inc. acted as placement agent for the transaction and was issued warrants in connection therewith (Note 8).


In connection with the December 1995 private placement of 160 shares of Series C Preferred Stock (Note 3), the Company issued to Swartz Investments, Inc., the placement agent for the transaction, a five-year non-redeemable warrant to purchase 106,195 shares of common stock at a price of $2.825 per share, subject to adjustment under certain circumstances. The warrants contain cashless exercise provisions and include piggyback registration rights.

As of March 31, 1997, 226,804 shares of common stock were reserved for issuance upon conversion of outstanding 9% Preferred, Series B Preferred and Series D Preferred Stock; 391,291 shares were reserved for issuance upon exercise of warrants; and 928,428 shares were reserved for issuance upon exercise of outstanding stock options (Note 5).

NOTE 5 -- STOCK OPTION AND STOCK PURCHASE PLANS

EMPLOYEE/DIRECTOR OPTION PLAN -- The Company's 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan provides for the granting by the Company of options and rights to purchase up to an aggregate of 700,000 shares of the Company's authorized but unissued common stock (subject to adjustment under certain circumstances, such as stock splits, recapitalizations and reorganizations) to directors, officers and other employees of the Company. The exercise price of nonqualified stock options and the purchase price of stock offered under this plan, which terminates February 2, 1999, must be at least 85% of the fair market value of the common stock on the date of grant. The exercise price of incentive stock options must be at least equal to the fair market value of the common stock on the date of grant. On March 23, 1995, options to purchase 100,000 shares of common stock at an exercise price of $8.75 per share previously granted to the Company's former President and Chief Executive Officer were canceled and reissued as options to purchase 100,000 shares of common stock at $3.50 per share, the then fair market value of the common stock. As of March 31, 1997 and June 30, 1996, options to purchase an aggregate of 545,171 and 542,524 shares of common stock, respectively, were outstanding under this plan, and an additional 33,545 and 53,854 shares of common stock, respectively, were reserved for future option grants.

CONSULTANT PLAN -- The Company's 1989 Special Nonqualified Stock Option and Stock Purchase Plan provides for the granting by the Company of options and rights to purchase up to an aggregate of 400,000 shares of the Company's authorized but unissued common stock (subject to adjustment under certain circumstances, such as stock splits, recapitalizations and reorganizations) to consultants to the Company. The exercise price of nonqualified stock options and the purchase price of stock offered under this plan, which terminates February 2, 1999, must be at least 50% of the fair market value of the common stock on the date of grant. On May 24, 1995, options to purchase an aggregate of 51,000 shares of common stock previously granted to several consultants to the Company were repriced from a weighted average exercise price of $7.19 per share to $3.125 per share, the then fair market of the common stock. As of March 31, 1997 and June 30, 1996, options to purchase an aggregate of 337,407 and 343,407 shares of common stock, respectively, were outstanding under this plan, and an additional 9,026 and 16,026 shares of common stock, respectively, were reserved for future option grants.

EXECUTIVE STOCK PLAN -- In 1991, in connection with his election as Chairman of the Board, Harvey S. Sadow, Ph.D. was granted an option to purchase 10,000 shares of common stock at an exercise price of $2.19 per share, representing 50% of the fair market value of the common stock on the date of grant. In 1993, a former President and Chief Executive Officer was granted an option to purchase 80,000 shares of common stock at an exercise price of $4.375 per share, representing 50% of the then fair market value of the common stock. On March 23, 1995 options held by the former officer to purchase 95,600 shares of common stock at an exercise price of $9.375 per share were canceled and reissued as options to purchase 65,560 shares of common stock at $3.50 per share, the then fair market value of the common stock, and options to purchase 30,040 shares of common stock at an exercise price of $4.50 per share. As of March 31, 1997 and June 30, 1996, options to purchase an aggregate of 10,000 shares of common stock were outstanding under the Executive Stock Plan, and an additional 208,871 shares of common stock were reserved for future option grants.

1996 STOCK INCENTIVE PLAN -- The Company's 1996 Stock Incentive Plan ("1996 Plan") was adopted by the Board of Directors on October 25, 1996 and approved by the Company's stockholders on December 12, 1996. The 1996 Plan provides for the granting by the Company of options and rights to purchase up to an initial aggregate of 613,132 shares of the Company's authorized but unissued common stock (subject to adjustment under certain circumstances, such as stock splits, recapitalizations and reorganizations) to qualified employees, officers, directors, consultants and other service providers. No further options will be granted under the Company's 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan, the 1989 Special Nonqualified Stock Option and Stock Purchase Plan or the Executive Stock Plan. The exercise price of nonqualified stock options and the purchase price of stock offered under this plan, which terminates October 25, 2006, must be at least 85% of the fair market value of the common stock of the date of grant. The exercise price of incentive stock options must be at least equal to the fair market value of the common stock on the date of grant. Each non-employee director (other than those who serve on the Board of Directors to oversee an investment in the Company) is automatically granted options to purchase 15,000 shares of Common Stock upon commencement of service as a director and additional options to purchase 6,000 shares of Common Stock on the date of each Annual Meeting of Stockholders. Non-employee directors who serve on the Board of Directors to oversee an investment in the Company receive options to purchase 7,500 shares of common stock upon commencement of service as a director and additional options to purchase 3,000 shares of common stock on the date of each Annual Meeting of Stockholders. These nonqualified options have an exercise price equal to 100% of the fair market value of the common stock on the date of grant, have a ten-year term and vest in equal increments of 33 1/3% on the anniversary dates of the dates of grant. As of March 31, 1997, options to purchase an aggregate of 35,850 shares of common stock were outstanding under the 1996 Plan, and an additional 577,282 shares of common stock were reserved for future option grants.

As of March 31, 1997 and June 30, 1996, options to purchase an aggregate of 489,519 and 361,552 shares of common stock, respectively, were exercisable under the Company's stock option plans. During the years ended June 30, 1996 and 1995 and the period from inception (February 10, 1987) through June 30, 1996, options to purchase 0, 0, and 261,289 shares of common stock, respectively, were issued to certain directors, officers and consultants of the Company with exercise prices below the fair market value of the common stock on the dates of grant. The aggregate difference between the fair market value on the date of grant and the exercise price of the options granted has been recorded as compensation expense over the vesting period of the options. In February 1994, an option to purchase 14,000 shares of common stock that was previously issued to an officer was extended for three years. The aggregate difference between fair market value at the time of the extension and the exercise price of the options was recorded as compensation expense at the time of the extension. Stock option compensation expense related to these transactions, aggregating $0, $42,109, $555,809, $42,109, $56,092 and $555,809 for the nine-month periods ended March 31, 1997 and 1996, and the period from inception (February 10, 1987) through March 31, 1997, the years ended June 30, 1996 and 1995 and the period from inception (February 10, 1987) through June 30, 1996, respectively, has been recorded in the accompanying statements of operations.

Stock option transactions under the Company's stock option plans for each of the two years ended June 30, 1996 and the nine-month period ended March 31, 1997 are summarized below:

                                            Number           Exercise price
                                          of shares             per share
                                         -------------------------------------
     Outstanding as of June 30, 1994       549,667         $  0.94   -   10.94
        Granted                            556,970            1.75   -    5.00
        Exercised                          (11,272)           1.56   -    3.13
        Forfeited                         (266,497)           1.88   -    9.38
                                          --------         -------------------
     Outstanding as of June 30, 1995       828,868            0.94   -   10.94
        Granted                            409,101            2.63   -    7.25
        Exercised                         (205,878)           0.94   -    4.53
        Forfeited                         (136,160)           1.88   -    9.06
                                          --------         -------------------
     Outstanding as of June 30, 1996       895,931            1.56   -   10.94
        Granted                             85,857            2.63   -    5.06
        Exercised                          (30,662)           2.13   -    4.53
        Forfeited                          (22,698)           1.88   -    9.06
                                          --------         -------------------
     Outstanding as of March 31, 1997      928,428         $  1.56   -   10.94
                                          --------         -------------------
                                          --------         -------------------
     Available for future grant            828,724
                                          --------
                                          --------

NOTE 6 -- AGREEMENT WITH ALKERMES, INC.; LEGAL PROCEEDINGS

In January 1992, the Company entered into a development and license agreement with Alkermes, Inc. ("Alkermes") for the development, clinical testing and commercialization of the Company's calpain inhibitor products, which was subsequently amended in October 1992 (the "Alkermes Agreement"). Under the Alkermes Agreement, the Company granted to Alkermes an exclusive worldwide license to commercialize calpain inhibitor products for the prevention and treatment of acute and chronic neurodegenerative diseases and disorders of the central and peripheral nervous systems. Under the Alkermes Agreement, the Company received an aggregate of $3,100,000 in research payments over the 18-month period ended June 30, 1993, and a $500,000 payment in October 1992 in connection with a limited expansion of Alkermes' commercial rights. In
November 1993, Alkermes filed an action alleging that the Company had breached the Alkermes Agreement by developing calpain inhibitors for cerebral vasospasm. On October 5, 1995, the Company and Alkermes agreed to a settlement of the dispute. Alkermes agreed to dismiss its action against the Company and to relinquish all rights previously granted them by the Company, as well as rights to related technologies developed by Alkermes subsequent to October 6, 1992. In connection with the settlement, the Company issued to Alkermes a $1,000,000 three-year promissory note accruing interest semi-annually at the federal funds rate. The Company also committed to pay Alkermes a graduated royalty on calpain inhibitor development proceeds, as defined and subject to certain limitations.

NOTE 7 -- COMMITMENTS

The Company leases its offices and research laboratories under an operating lease that expires May 31, 1999, with an additional five-year option at 95% of the then fair market rental rate. Rent expense under this lease for the nine-month periods ended March 31, 1997 and 1996, the period from inception
(February 10, 1989) through March 31, 1997, the years ended June 30, 1996 and 1995 and the period from inception (February 10, 1987) through June 30, 1996 was $169,000, $148,000, $1,593,000, $193,000, $232,000 and $1,424,000, respectively.
Commitments under the lease for the years ending June 30, 1997, 1998 and 1999 are $229,000, $235,000 and $220,000, respectively.

As of June 30, 1996, the Company was obligated to two executive officers under employment agreements expiring through May 1997 that involve annual salary payments aggregating $332,500 and that provide for bonuses under certain circumstances. Additionally, in the event that a compound developed by or under the supervision of a senior scientific employee of the Company is commercialized by the Company, the Company will be obligated under certain circumstances to pay the employee a royalty based on net sales, as defined and subject to adjustment, of products containing the compound. Also as of June 30, 1996, the Company was committed under scientific consulting and external research agreements to annual payments aggregating approximately $1,253,000.

The Company has entered agreements with two academic institutions that provide the Company exclusive rights to certain of the technologies that it is developing. Under the terms of the agreements, the Company is committed to royalty payments, including minimum annual royalties of $95,000 for each of the years ending June 30, 1997 and 1998. Thereafter, minimum annual royalties are $105,000 for the remaining life of the patents covering the subject technologies. One of the agreements commits the Company to pay up to an additional $875,000 upon achieving certain clinical testing and regulatory approval milestones, as well as a portion of certain remuneration received by the Company in connection with sublicensing agreements that the Company may enter into.

NOTE 8 -- RELATED PARTY TRANSACTIONS

From inception (February 10, 1987) through June 30, 1991, the Company made payments aggregating $1,319,112 to a founding stockholder for commissions and underwriting fees for private and public offerings and for interest payments on a note formerly held by such stockholder. No such payments have been made since June 30, 1991.

From inception (February 10, 1987) through June 30, 1993, the Company paid or accrued scientific and other consulting fees to stockholders aggregating $606,993. In the years ended June 30, 1996 and 1995, such consulting fees aggregated $87,160 and $106,583, respectively. In addition, the Company is obligated under certain circumstances to make royalty payments to certain of its scientific consultants, some of whom are stockholders, and to one employee, upon successful commercialization of certain of its products by the Company or its licensees.

In 1988, the Company provided to a former officer a relocation loan in the amount of $100,000, bearing interest at 5% per annum, originally due in June 1991 and subsequently extended to December 1992. The Board of Directors reduced the principal amount of the loan to $90,000 as of January 1, 1990 and to $77,400 as of July 1, 1991, with the reductions recorded as salary expense. The outstanding principal and accrued interest on this loan aggregating $96,674 was paid off by the former officer in September 1992 by surrender of 12,627 shares of common stock at the then fair market value.

In connection with its initial public offering in July 1989, the Company entered into an agreement granting a then related party entity a five-year right of first refusal to act as underwriter or agent for public and private offerings. In July 1993, the formerly related party entity agreed to surrender its right of first refusal to act as underwriter or agent in future private and public offerings of securities by the Company, in exchange for a cash payment of $66,000.

On July 23, 1993, the Company entered into an agreement with Vector Securities International, Inc. ("Vector"), under which Vector agreed to serve as financial advisor to the Company in connection with corporate finance transactions and corporate partnering of the Company's cognition enhancement and Alzheimer's disease programs. In connection with the agreement, the Company paid a $50,000 retainer and issued to Vector a five-year non-redeemable warrant to acquire 12,166 shares of common stock at an exercise price of $6.37 per share, as adjusted and subject to further adjustment under certain circumstances.


In connection with its services as placement agent in the 1993 private placement (Note 4), Vector was paid a fee of $1,096,800 and was issued a five-year non-redeemable warrant to purchase 274,200 shares of the Company's common stock at $9.375 per share. In connection with Vector's assistance in reaching the settlement with Alkermes (Note 6), this warrant was canceled and reissued as a new warrant to purchase 234,637 shares of the Company's common stock at $5.37 per share, as adjusted and subject to further adjustment, at any time through January 15, 2000. The value of this new warrant was computed utilizing the Black-Scholes option pricing model, and was recorded with the expense of the settlement with Alkermes in the accompanying statement of operations.

As consideration for its agreement to provide financial advisory services, as amended and extended November 29, 1994, Vector was paid a retainer of $50,000 and was issued a six-year non-redeemable warrant to purchase 38,293 shares of the Company's common stock at $4.57 per share, subject to adjustment under certain circumstances. Warrants to purchase 5,471 shares of the Company's common stock vested immediately, and warrants to purchase 16,411 shares of the Company's common stock vest upon the consummation of each strategic alliance when and as secured by Vector. For an expansion in January 1995 of its financial advisory assistance to include the

Company's calpain inhibitor technology, the Company paid a $20,000 retainer and issued to Vector a five-year non-redeemable warrant to acquire 50,000 shares of the Company's common stock at $3.00 per share, subject to adjustment under certain circumstances. This warrant was exercised in February 1997. The Company may be required to make substantial additional payments for each strategic alliance secured by Vector. If a sale of the Company as presented by Vector is consummated, Vector may be entitled to receive a fee based on the aggregate consideration received by the Company.

NOTE 9 -- INCOME TAXES

The Company uses the liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". Under the liability method, deferred taxes are determined based on differences between the financial statement and tax bases of assets and liabilities using enacted tax rates.

As of June 30, 1996, the Company had federal and California tax net operating loss carryforwards of approximately $23,263,000 and $4,040,000, respectively. The difference between the federal and California tax loss carryforwards is primarily attributable to the capitalization of research and development expenses for California franchise tax purposes and the fifty percent limitation on California loss carryforwards. The federal and California tax loss carryforwards began expiring in 2003 and 1996, respectively. The Company also has federal and California research and development tax credit carryforwards totaling $665,000 and $152,000, respectively, which will begin expiring in 2003.

Utilization of the net operating losses and tax credit carryforwards from the tax years ended on or before June 30, 1992 is subject to an annual limitation of approximately $1,500,000, due to ownership change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. If there should be future changes of ownership, these annual limitations for utilization of net operating loss carryforwards and tax credit carryforwards may become more restrictive. Pursuant to Internal Revenue Code Sections 382 and 383, use of the Company's net operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within any three-year period since the last ownership change.

Significant components of the Company's deferred tax assets as of June 30, 1996 and June 30, 1995 are shown below. The valuation allowance related to deferred tax assets is $10,847,000 and $9,079,000 for the years ended June 30, 1996 and 1995, respectively. The increase in the valuation allowance for the year ended June 30, 1996 of $1,768,000 is primarily due to additional reserves required for new deferred tax assets.

Deferred tax assets:
                                                                June 30,
                                                          1996             1995
                                                  -----------------------------
    Net operating loss carryforwards              $  8,285,000     $  6,836,000
    Capital loss carryforwards                          23,000               --
    Research and development credits                   817,000          817,000
    Capitalized research and development costs       1,244,000          980,000
    Settlement with Alkermes, Inc.                     433,000          430,000
    Other-net                                           45,000           16,000
                                                  ------------      -----------
    Net deferred tax assets                         10,847,000        9,079,000
                                                  ------------      -----------
    Valuation allowance for deferred tax assets    (10,847,000)      (9,079,000)
                                                  ------------      -----------
    Total deferred tax assets                     $         --      $        --
                                                  ------------      -----------
                                                  ------------      -----------

NOTE 10 -- SERIES D CONVERTIBLE PREFERRED STOCK

In October 1996, the Board of Directors designated 500 shares of a new series of preferred stock, the Series D Convertible Preferred Stock ("Series D Preferred"). Each share of Series D Preferred was convertible into common stock in accordance with a formula that was indexed to the average bid price of the Company's common shares. Holders of the Series D Preferred had a liquidation preference, after payment of full liquidation preference to holders of the 9% Preferred, Series B Preferred and Series C Preferred, of an amount equal to $10,000 per share, plus $600 per share for each year that such share was outstanding. Shares of Series D Preferred automatically convert into common stock on that date which is two years from the date of issuance of such shares.

On October 15, 1996, the Company completed the first tranche of a three-tranche Regulation D private placement of Series D Preferred. The Company sold 100 shares of Series D Preferred at a price of $10,000 per share, for gross proceeds of $1,000,000.

The Company sold a second tranche of 150 shares of Series D Preferred on January 9, 1997 and a third tranche of 150 shares on February 12, 1997. Gross proceeds of $1,500,000 were received in each of the second and third tranches. The Series D Preferred issued was convertible at an effective per share conversion price that was the lower of (i) 110% of the average closing bid price for the five trading days immediately preceding the closing date ($2.9425, $4.52375 and $4.63375 for the first, second and third tranches, respectively) or (ii) that price that was 18% below the average closing bid price for the five trading days immediately preceding the conversion date, in each case subject to adjustment at the rate of six percent per annum based on the length of the period from issuance of the Series D Preferred until its conversion. As of April 24, 1997, the Series D Preferred had all been converted into an aggregate of 2,063,437 shares of the Company's Common Stock at effective conversion prices ranging from $2.06 to $3.35 per share of Common Stock. Imputed dividends aggregating $879,672 have been recorded in connection with the three tranches, and have been included in the computation of net loss per share. See Note 1.

NOTE 11 -- SUBSEQUENT EVENT

In May 1997, the Board of Directors designated 400 shares of a newly created series of preferred stock, the Series A Convertible Preferred Stock ("Series A Preferred"). The shares of Series A Preferred may be converted into common stock at an effective conversion price that is indexed to the sales price of the Company's common shares, subject to adjustment based on the length of the period from issuance of the Series A Preferred until its conversion. Holders of the Series A Preferred are entitled to a liquidation preference, after payment of full liquidation preference to holders of the 9% Preferred and Series B Preferred, of an amount equal to $10,000 per share, plus $600 per share for each year that such share is outstanding. Holders of the Series A Preferred may elect to redeem their shares under certain circumstances, such as the delisting of the Company's Common Stock from Nasdaq, at prices up to 125% of the liquidation preference. The Series A Preferred automatically converts into common stock on the third anniversary from the date of issuance of such shares.

On June 5, 1997, the Company completed the first of a two-part Regulation D private placement of Series A Preferred. The Company sold 200 shares of Series A Preferred at a price of $10,000 per share, for gross proceeds of $2,000,000. The price included four-year warrants to purchase 400,000 common shares at an exercise price of $3.08 per share. The Series A Preferred is convertible, prior to August 20, 1997, at an effective conversion price equal to the lowest of the dollar volume weighted average trading prices of the Company's common stock for each of the five trading days immediately preceding the conversion date (the "Average Stock Price"). Thereafter, the effective conversion price will be equal to 80% of the Average Stock Price if the Average Stock Price is greater than $2.50 per share; $2.00 per share if the Average Stock Price is less than $2.50 but greater than $2.10 per share; or 95% of the Average Stock Price if the Average Stock Price is less than or equal to $2.10 per share. The applicable conversion rate is subject to adjustment at the rate of six percent per annum based on the length of the period from issuance of the Series A Preferred until the applicable conversion. Provided the effective conversion price for a given conversion is equal to or greater than $2.75 per share, the holder of the Series A Preferred may purchase up to the same number of common shares as such holder is acquiring upon such conversion at such effective conversion price. Any election to exercise this right to purchase additional shares must be made at the time of conversion of the related Series A Preferred, and is forfeited to the extent that it is not fully exercised at such time. The Company is preparing a registration statement covering resales of common stock issuable upon conversion of the Series A Preferred, and intends to sell 200 additional shares of Series A Preferred three days following the effectiveness of such registration statement. Warrants similar to those included in the first closing will also be issued. The second closing is subject to certain conditions, which conditions are outside the control of the investor, including but not limited to a minimum trading volume for the Company's Common Stock.

                             [This page intentionally left blank]

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE ANY OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.



                                ---------------------



                                  TABLE OF CONTENTS
                                                                            PAGE

Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Price Range of Common Stock. . . . . . . . . . . . . . . . . . . . . . .    8
Dividend Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
Selected Financial Data. . . . . . . . . . . . . . . . . . . . . . . . .   11
Management's Discussion and Analysis
   of Financial Condition and Results
   of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
Certain Transactions . . . . . . . . . . . . . . . . . . . . . . . . . .   29
Principal Stockholders . . . . . . . . . . . . . . . . . . . . . . . . .   30
Description of Securities. . . . . . . . . . . . . . . . . . . . . . . .   31
Selling Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . .   34
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . .   35
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
Index to Financial Statements. . . . . . . . . . . . . . . . . . . . . .  F-1
Report of Independent Auditors . . . . . . . . . . . . . . . . . . . . .  F-2
Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . .  F-3


                                ---------------------



                                   4,600,537 SHARES

                             CORTEX PHARMACEUTICALS, INC.

                                     COMMON STOCK








                                ---------------------
                                      PROSPECTUS
                                ---------------------











                                    June __, 1997

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad as to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). The Restated Certificate of Incorporation of the Company provides that the Company shall indemnify officers and directors to the fullest extent permitted by statute.

In addition, as permitted by Section 102(b)(7) of the Delaware Corporation Law, the Restated Certificate of Incorporation of the Company provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of the director's fiduciary duty of care. However, as provided by Delaware law, such limitation of liability will not act to limit liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) arising under the provision of the Delaware General Corporation Law relating to unlawful distributions, or (iv) for any transaction from which the director derived an improper benefit.

The Company has entered into indemnification agreements with each of its directors and officers, which provide for the indemnification of directors and officers of the Company against any and all expenses, judgements, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses of this offering (excluding commissions), none of which expenses are being paid by the security holders. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

                                           Amount
                                       ----------
    SEC Registration Fee               $    4,095
    Accounting Fees and Expenses            7,500
    Legal Fees and Expenses                10,000
    Miscellaneous                          25,000
                                       ----------
                                       $   46,595
                                       ----------
                                       ----------

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

The following consists of information relating to unregistered securities sold by the Company during the past three years. Numbers of shares have been revised to reflect a one-for-five reverse stock split that was effected January 11, 1995.


    1. On November 29, 1994, the Company issued a warrant to purchase 38,293 shares of Common Stock to Vector, in connection with Vector's assistance with corporate partnering activities.

    2. On January 20, 1995, the Company issued a warrant to purchase 50,000 shares of Common Stock to Vector, in connection with their assistance in negotiating a resolution to the dispute with Alkermes, Inc.

    3. On December 8, 1995, the Company sold an aggregate of 160 shares of Series C Preferred Stock to 12 overseas investors for gross proceeds of $4,000,000.

    4. On December 8, 1995, the Company issued a warrant to purchase 106,195 shares of Common Stock to Swartz Investments, Inc. in connection with their assistance with the foregoing placement.

    5. On October 15, 1996, the Company sold 100 shares of Series D Preferred Stock to one accredited investor for gross proceeds of $1,000,000.

    6. On January 9, 1997, the Company sold 150 shares of Series D Preferred Stock to one accredited investor for gross proceeds of $1,500,000.

    7. On February 12, 1997, the Company sold 150 shares of Series D Preferred Stock to one accredited investor for gross proceeds of $1,500,000.

    8. On June 5, 1997, the Company sold 200 shares of Series A Preferred Stock and issued warrants to purchase 400,000 shares of Common Stock to eleven accredited investors for gross proceeds of $2,000,000.

The foregoing sales of securities described in paragraphs 1,2,4,5,6,7 and 8 above were made in reliance upon the exemption from the registration provisions of the Securities Act of 1933 set forth in Section 4(2) thereof as transactions by an issuer not involving any public offering. The Company has reason to believe that all of the foregoing purchasers were familiar with or had access to information concerning the operations and financial condition of the Company, and each of the purchasers acquiring securities in exchange for cash consideration represented that it was acquiring the shares for investment and not with a view to the distribution thereof. At the time of issuance, all of the foregoing shares of Common Stock were deemed to be restricted securities for purposes of the Securities Act of 1933 and the certificates representing such securities bear legends to that effect. The foregoing sale of securities described in paragraph 3 above was made pursuant to Regulation S under the Securities Act of 1933.

ITEM 27.  EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION
--------------------------------------------------------------------------------

  3.1 Restated Certificate of Incorporation dated April 11, 1989, as amended by Certificate of Amendment on June 27, 1989, by Certificate of Designation filed April 29, 1991, by Certificate of Correction filed May 1, 1991, by Certificate of Amendment of Certificate of Designation filed June 13, 1991, by Certificate of Amendment of Certificate of Incorporation filed November 12, 1992, by Certificate of Amendment of Restated Certificate of Incorporation filed January 11, 1995, by Certificate of Designation filed December 8, 1995, by Certificate of Designation filed October 15, 1996, and by Certificate of Designation filed June 4, 1997.
  3.2 By-Laws of the Company, as adopted March 4, 1987, and amended through October 8, 1996, incorporated by reference to the Company's Annual Report on Form 10-KSB filed October 15, 1996.
  5.1 Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.
 10.2 Consulting Agreement, dated October 30, 1987, between the Company and Carl W. Cotman, Ph.D. *
 10.3 Consulting Agreement, dated as October 30, 1987, between the Company and Gary S. Lynch, Ph.D. *
 10.8 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan. *
 10.9    1989 Special Nonqualified Stock Option and Stock Purchase Plan. *
10.18 License Agreement, dated February 11, 1991 between the Company and Georgia Tech Research Corporation, incorporated by reference to
         Exhibit 10.18 of the Company's Amendment on Form 8 filed November 27, 1991 to the Company's Annual Report on Form 10-K filed September 30, 1991. (Portions of this Exhibit are omitted and were filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934).
10.19 License Agreement dated March 27, 1991 between the Company and the Regents of the University of California, incorporated by reference to
         Exhibit 10.19 of the Company's Amendment on Form 8 filed November 27, 1991 to the Company's Annual Report on Form 10-K filed September 30, 1991. (Portions of this Exhibit are omitted and were filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934).
10.28 Amendment to 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan adopted October 22, 1992, incorporated by reference to Exhibit 10.28 of the Company's Annual Report on Form 10-K filed September 16, 1992.
10.30 Employment Agreement dated February 4, 1993 between the Company and Alan A. Steigrod, incorporated by reference to Exhibit 10.30 of the Company's Quarterly Report on Form 10-QSB filed May 14, 1992.
10.31 License Agreement dated June 25, 1993 between the Company and the Regents of the University of California, incorporated by reference to the Company's Amendment of Annual Report on Form 10-KSB/A filed November 26, 1993. (Portions of this Exhibit are omitted and were filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934).
10.34 Warrant for the Purchase of shares of common stock dated July 23, 1993 issued to Vector Securities International, Inc., incorporated by reference to Exhibit 10.34 of the Company's Annual Report on Form 10-KSB filed October 13, 1993.
10.36 Amended and Restated Employment Agreement between the Company and D. Scott Hagen, dated September 1, 1993, incorporated by reference to
         Exhibit 10.36 of the Company's Annual Report on Form 10-KSB filed October 13, 1993.
10.36.1 Amendment No. 1, dated January 1, 1995, to the Amended and Restated Employment Agreement between the Company and D. Scott Hagen, dated September 1, 1993, incorporated by reference to the same numbered Exhibit to the Company's Quarterly Report on Form 10-QSB filed April 28, 1995.
10.41 Amendment to 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan adopted December 13, 1993, incorporated by reference to Exhibit 4.9 of the Company's Registration Statement on Form S-8 filed January 28, 1994.
10.42 Amendment to 1989 Special Nonqualified Stock Option and Stock Purchase Plan adopted December 13, 1993, incorporated by reference to Exhibit
         4.8 of the Company's Registration Statement on Form S-8 filed
         January 28, 1994.
10.43 Amendment to Executive Stock Plan adopted December 13, 1993, incorporated by reference to Exhibit 4.7 of the Company's Registration Statement on Form S-8 filed January 28, 1994.
10.44 Lease Agreement, dated January 31, 1994, for the Company's facilities in Irvine, California, incorporated by reference to Exhibit 10.44 of the Company's Quarterly Report on Form 10-QSB filed May 16, 1994.
10.45 Amendment to 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan adopted December 15, 1994, incorporated by reference to Exhibit 4.10 of the Company's Registration Statement on Form S-8 filed February 8, 1995.
10.46 Amendment to 1989 Special Nonqualified Stock Option and Stock Purchase Plan adopted December 1994, incorporated by reference to Exhibit 4.9 of the Company's Registration Statement on Form S-8 filed February 8, 1995.
10.47 Amendment to Executive Stock Plan adopted September 9, 1994, incorporated by reference to the same numbered Exhibit to the Company's Annual Report on Form 10-KSB filed October 13, 1995.
10.48 Amendment to the Non-Employee Director Formula Grant Plan, adopted December 15, 1994, incorporated by reference to the same numbered Exhibit to the Company's Annual Report on Form 10-KSB filed
         October 13, 1995.*
10.49 Settlement Agreement between the Company and Alkermes, Inc., dated October 5, 1995, incorporated by reference to the same numbered Exhibit to the Company's Annual Report on Form 10-KSB filed
         October 13, 1995. (Portions of this Exhibit are omitted and were filed separately with the Secretary of the Commission pursuant to the Company's Application requesting confidential treatment under Rule 406 of the Securities Act of 1933).
10.50 Form of Subscription Agreement entered into with each purchaser of Series C Preferred Stock, incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K filed December 22, 1995.
10.51 Warrant dated December 8, 1995, to purchase 106,195 shares issued to Swartz Investments, Inc., incorporated by reference to Exhibit 4.3 of the Company's Current Report on Form 8-K filed December 22, 1995.

10.52 Registration Rights Agreement dated December 8, 1995, entered into with purchasers of Series C Preferred Stock and Swartz Investments, Inc., incorporated by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K filed December 22, 1995.
10.53 Warrant dated November 29, 1994, to purchase 35,000 shares issued to Vector Securities International, Inc., incorporated by reference to the same numbered Exhibit to the Company's Pre-Effective Amendment No. 1 to Post Effective Amendment No. 2 to Registration Statement on
         Form SB-2, No. 33-71894, filed January 26, 1996.
10.54 Warrant dated January 20, 1995, to purchase 50,000 shares issued to Vector Securities International, Inc., incorporated by reference to the same numbered Exhibit to the Company's Pre-Effective Amendment No. 1 to Post Effective Amendment No. 2 to Registration Statement on
         Form SB-2, No. 33-71894, filed January 26, 1996.
10.55 Warrant dated November 30, 1995, to purchase 210,000 shares issued to Vector Securities International, Inc., incorporated by reference to the same numbered Exhibit to the Company's Pre-Effective Amendment
         No. 1 to Post Effective Amendment No. 2 to Registration Statement on Form SB-2, No. 33-71894, filed January 26, 1996.
10.56 Employment Agreement dated May 15, 1996, between the Company and Vincent F. Simmon, Ph.D., incorporated by reference to the same numbered Exhibit to the Company's Current Report on Form 8-K filed June 4, 1996.
10.57 Amendment to 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan adopted December 12, 1995, incorporated by reference to Exhibit 4.11 of the Company's Registration Statement on Form S-8 filed September 13, 1996.
10.58 Amendment to 1989 Special Nonqualified Stock Option and Stock Purchase Plan adopted December 12, 1995, incorporated by reference to Exhibit
         4.10 of the Company's Registration Statement on Form S-8 filed September 13, 1996.
10.59 Securities Subscription Agreement for Series D Preferred Stock dated October 15, 1996, between the Company and Ashline Ltd., incorporated by reference to the same numbered Exhibit to the Company's Quarterly Report on Form 10-QSB filed November 12, 1996.
10.60 1996 Stock Incentive Plan, incorporated by reference to the same numbered Exhibit to the Company's Quarterly Report on Form 10-QSB filed November 12, 1996.
10.61 Form of Subscription Agreement with each purchaser of Series A Preferred Stock.
10.62    Form of Warrant issued to each purchaser of Series A Preferred Stock.
10.63 Registration Rights Agreement with holders of Series A Preferred Stock dated June 5, 1997.
  21     Subsidiaries of the Registrant.
 23.1 Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).
 23.2    Consent of Ernst & Young LLP, independent auditors.
  24     Power of Attorney (included on Signature page).
  27     Financial Data Schedule.
--------------------

    * Incorporated by reference to the same numbered exhibit of the Company's Registration Statement on Form S-1, No. 33-28284, effective on July 18, 1989.

ITEM 28.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For purposes of determining any liability under the Securities Act, the Registrant will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective; and will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                      SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 18th day of June, 1997.

                                  CORTEX PHARMACEUTICALS, INC.



                                  By:  /s/ Vincent F. Simmon, Ph.D.
                                       -----------------------------------
                                       Vincent F. Simmon, Ph.D.
                                       President and Chief Executive Officer

We, the undersigned directors and officers of Cortex Pharmaceuticals, Inc., do hereby constitute and appoint Vincent F. Simmon, Ph.D. and D. Scott Hagen, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and attorney to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                     Title                            Date
    ---------                     -----                            ----


    /s/ Robert F. Allnutt         Director                      June 18, 1997
------------------------------
    Robert F. Allnutt



    /s/ Carl W. Cotman, Ph.D.     Director                      June 18, 1997
------------------------------
    Carl W. Cotman, Ph.D.



    /s/ Michael G. Grey           Director                      June 18, 1997
------------------------------
    Michael G. Grey



    /s/ D. Scott Hagen            Vice President, Chief    June 18, 1997
------------------------------    Financial Officer
    D. Scott Hagen                and Secretary
 (Principal Financial and
   Accounting Officer)

    /s/ Harvey S. Sadow, Ph.D.    Chairman of the Board    June 18, 1997
------------------------------    and Director
    Harvey S. Sadow, Ph.D.



  /s/ Vincent F. Simmon, PH.D.    President and Chief      June 18, 1997
------------------------------    Executive Officer,
    Vincent F. Simmon, Ph.D.      Director
 (Principal Executive Officer)



/s/ Davis L. Temple, Jr., Ph.D.   Director                 June 18, 1997
-------------------------------
   Davis L. Temple, Jr., Ph.D.

EXHIBIT
NUMBER   DESCRIPTION
--------------------------------------------------------------------------------

  3.1 Restated Certificate of Incorporation dated April 11, 1989, as amended by Certificate of Amendment of June 27, 1989, by Certificate of Designation filed April 29, 1991, by Certificate of Correction filed May 1, 1991, by Certificate of Amendment of Certificate of Designation filed June 13, 1991, by Certificate of Amendment of Certificate of Incorporation filed November 12, 1992, by Certificate of Amendment of Restated Certificate of Incorporation filed January 11, 1995, by Certificate of Designation filed December 8, 1995, by Certificate of Designation filed October 15, 1996, and by Certificate of Designation filed June 4, 1997.
  3.2 By-Laws of the Company, as adopted March 4, 1987, and amended through October 8, 1996, incorporated by reference to the Company's Annual Report on Form 10-KSB filed October 15, 1996.
  5.1 Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.
 10.2 Consulting Agreement, dated October 30, 1987, between the Company and Carl W. Cotman, Ph.D.*
 10.3 Consulting Agreement, dated as October 30, 1987, between the Company and Gary S. Lynch, Ph.D.*
 10.8 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan.*
 10.9    1989 Special Nonqualified Stock Option and Stock Purchase Plan. *
10.18 License Agreement, dated February 11, 1991 between the Company and Georgia Tech Research Corporation, incorporated by reference to
         Exhibit 10.18 of the Company's Amendment on Form 8 filed November 27, 1991 to the Company's Annual Report on Form 10-K filed September 30, 1991. (Portions of this Exhibit are omitted and were filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934).
10.19 License Agreement dated March 27, 1991 between the Company and the Regents of the University of California, incorporated by reference to
         Exhibit 10.19 of the Company's Amendment on Form 8 filed November 27, 1991 to the Company's Annual Report on Form 10-K filed September 30, 1991. (Portions of this Exhibit are omitted and were filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934).
10.28 Amendment to 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan adopted October 22, 1992, incorporated by reference to Exhibit 10.28 of the Company's Annual Report on Form 10-K filed September 16, 1992.
10.30 Employment Agreement dated February 4, 1993 between the Company and Alan A. Steigrod, incorporated by reference to Exhibit 10.30 of the Company's Quarterly Report on Form 10-Q filed May 14, 1992.
10.31 License Agreement dated June 25, 1993 between the Company and the Regents of the University of California, incorporated by reference to the Company's Amendment of Annual Report on Form 10-KSB/A filed November 26, 1993. (Portions of this Exhibit are omitted and were filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934).


                                        EXH-1

EXHIBIT
NUMBER   DESCRIPTION
--------------------------------------------------------------------------------

10.34 Warrant for the Purchase of shares of common stock dated July 23, 1993 issued to Vector Securities International, Inc., incorporated by reference to Exhibit 10.34 of the Company's Annual Report on Form 10-KSB filed October 13, 1993.
10.36 Amended and Restated Employment Agreement between the Company and D. Scott Hagen, dated September 1, 1993, incorporated by reference to
         Exhibit 10.36 of the Company's Annual Report on Form 10-KSB filed October 13, 1993.
10.36.1 Amendment No. 1, dated January 1, 1995, to the Amended and Restated Employment Agreement between the Company and D. Scott Hagen, dated September 1, 1993, incorporated by reference to the same numbered Exhibit to the Company's Quarterly Report on Form 10-QSB filed
         April 28, 1995.
10.41 Amendment to 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan adopted December 13, 1993, incorporated by reference to Exhibit 4.9 of the Company's Registration Statement on Form S-8 filed January 28, 1994.
10.42    Amendment to 1989 Special Nonqualified Stock Option and Stock
         Purchase Plan adopted December 13, 1993, incorporated by reference to
         Exhibit 4.8 of the Company's Registration Statement on Form S-8 filed January 28, 1994.
10.43 Amendment to Executive Stock Plan adopted December 13, 1993, incorporated by reference to Exhibit 4.7 of the Company's Registration Statement on Form S-8 filed January 28, 1994.
10.44 Lease Agreement, dated January 31, 1994, for the Company's facilities in Irvine, California, incorporated by reference to Exhibit 10.44 of the Company's Quarterly Report on Form 10-QSB filed May 16, 1994.
10.45 Amendment to 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan adopted December 15, 1994, incorporated by reference to Exhibit 4.10 of the Company's Registration Statement on Form S-8 filed February 8, 1995.
10.46 Amendment to 1989 Special Nonqualified Stock Option and Stock Purchase Plan adopted December 1994, incorporated by reference to Exhibit 4.9 of the Company's Registration Statement on Form S-8 filed February 8, 1995.
10.47 Amendment to Executive Stock Plan adopted September 9, 1994, incorporated by reference to the same numbered Exhibit to the Company's Annual Report on Form 10-KSB filed October 13, 1995.
10.48 Amendment to the Non-Employee Director Formula Grant Plan, adopted December 15, 1994, incorporated by reference to the same numbered Exhibit to the Company's Annual Report on Form 10-KSB filed
         October 13, 1995 *
10.49 Settlement Agreement between the Company and Alkermes, Inc., dated October 5, 1995, incorporated by reference to the same numbered Exhibit to the Company's Annual Report on Form 10-KSB filed
         October 13, 1995. (Portions of this Exhibit are omitted and were filed separately with the Secretary of the Commission pursuant to the Company's Application requesting confidential treatment under Rule 406 of the Securities Act of 1933).
10.50 Form of Subscription Agreement entered into with each purchaser of Series C Preferred Stock, incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K filed December 22, 1995.


                                        EXH-2

EXHIBIT
NUMBER   DESCRIPTION
--------------------------------------------------------------------------------

10.51 Warrant dated December 8, 1995, to purchase 106,195 shares issued to Swartz Investments, Inc., incorporated by reference to Exhibit 4.3 of the Company's Current Report on Form 8-K filed December 22, 1995.
10.52 Registration Rights Agreement dated December 8, 1995, entered into with purchasers of Series C Preferred Stock and Swartz Investments, Inc., incorporated by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K filed December 22, 1995.
10.53 Warrant dated November 29, 1994, to purchase 35,000 shares issued to Vector Securities International, Inc., incorporated by reference to the same numbered Exhibit to the Company's Pre-Effective Amendment No. 1 to Post Effective Amendment No. 2 to Registration Statement on Form SB-2, No. 33-71894, filed January 26, 1996.
10.54 Warrant dated January 20, 1995, to purchase 50,000 shares issued to Vector Securities International, Inc., incorporated by reference to the same numbered Exhibit to the Company's Pre-Effective Amendment No. 1 to Post Effective Amendment No. 2 to Registration Statement on Form SB-2, No. 33-71894, filed January 26, 1996.
10.55 Warrant dated November 30, 1995, to purchase 210,000 shares issued to Vector Securities International, Inc., incorporated by reference to the same numbered Exhibit to the Company's Pre-Effective Amendment No. 1 to Post Effective Amendment No. 2 to Registration Statement on Form SB-2, No. 33-71894, filed January 26, 1996.
10.56 Employment Agreement dated May 15, 1996, between the Company and Vincent F. Simmon, Ph.D., incorporated by reference to the same numbered Exhibit to the Company's Current Report on Form 8-K filed June 4, 1996.
10.57 Amendment to 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan adopted December 12, 1995, incorporated by reference to Exhibit 4.11 of the Company's Registration Statement on Form S-8 filed September 13, 1996.
10.58 Amendment to 1989 Special Nonqualified Stock Option and Stock Purchase Plan adopted December 12, 1995, incorporated by reference to Exhibit
         4.10 of the Company's Registration Statement on Form S-8 filed September 13, 1996.
10.59 Securities Subscription Agreement for Series D Preferred Stock dated October 15, 1996, between the Company and Ashline Ltd., incorporated by reference to the same numbered Exhibit to the Company's Quarterly Report on Form 10-QSB filed November 12, 1996.
10.60 1996 Stock Incentive Plan, incorporated by reference to the same numbered Exhibit to the Company's Quarterly Report on Form 10-QSB filed November 12, 1996.
10.61 Form of Subscription Agreement with each purchaser of Series A Preferred Stock.
10.62    Form of Warrant issued to each purchaser of Series A Preferred Stock.
10.63 Registration Rights Agreement with holder of Series A Preferred Stock dated June 5, 1997.
  21     Subsidiaries of the Registrant.
 23.1 Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).
 23.2    Consent of Ernst & Young LLP, independent auditors.
  24     Power of Attorney (included on signature page).
  27     Financial Data Schedule.
--------------------

    * Incorporated by reference to the same numbered exhibit of the Company's Registration Statement on Form S-1, No. 33-28284, effective on July 18, 1989.


                                        EXH-3